Exhibit 10.1

Nova Minerals Limited

and

Nebari Gold Fund 1, LP

Loan Agreement

The Allens contact for this document is Rob Watt

Deutsche Bank Place

Corner Hunter and Phillip Streets

Sydney NSW 2000 Australia

T +61 2 9230 4000

F +61 2 9230 5333

www.allens.com.au

© Allens Australia 2022

Allens is an independent partnership operating in alliance with Linklaters LLP.

Contents

1	Definitions and Interpretation		5
	1.1	Definitions	5
	1.2	Interpretation	14
	1.3	Document or agreement	15
	1.4	Determination, statement and certificate	15
	1.5	Accounting terms	15
	1.6	Code of Banking Practice	15
	1.7	Consents and Opinions	15
2	Purpose		15
3	Facilities		15
4	Interest		16
	4.1	Interest rate	16
	4.2	Payment	16
	4.3	Capitalisation of interest	16
	4.4	Overdue amounts	16
5	Repayment		17
	5.1	Repayment at Maturity Date	17
	5.2	No reborrowing	17
6	Conversion Rights		17
	6.1	Lender Conversion Right	17
	6.2	Conversion at anytime	17
	6.3	Lender Notice of conversion	17
	6.4	Borrower Conversion Right	18
	6.5	Effect of Conversion	18
	6.6	Ranking	19
	6.7	Bonus issues	19
	6.8	Rights issues	19
	6.9	Reorganisation	19
	6.10	Adjustment on significant events	20
	6.11	Parties to agree on Conversion Price	20
7	Prepayment		20
	7.1	Optional prepayment	20
	7.2	Mandatory prepayment	21
	7.3	No reborrowing	22
8	Payments		22
	8.1	Manner	22
	8.2	Payment to be made on Business Day	22
	8.3	Rounding	22
	8.4	Currency indemnity	22
	8.5	Conversion of currencies	23
9	Tax Gross Up and Indemnities		23
	9.1	Definitions	23
	9.2	Tax Gross-up	23
	9.3	Tax indemnity	24
	9.4	Tax Credit	24
	9.5	FATCA Deduction	24

10	Change in Law		25
	10.1	Illegality	25
	10.2	Increased costs	25
	10.3	Change in Law	25
11	Conditions Precedent		25
	11.1	Conditions precedent to drawing each Tranche	25
	11.2	Conditions precedent to all drawings	26
12	Representations and Warranties		26
	12.1	Representations and warranties	26
	12.2	Reliance on and repetition of representations and warranties	30
13	Undertakings		30
	13.1	Positive undertakings	30
	13.2	Negative undertakings	33
	13.3	Financial Covenants	35
	13.4	Term of undertakings	35
14	Events of Default		35
	14.1	Events of Default	35
	14.2	Consequences	39
15	Indemnities and Break Costs		39
	15.1	Indemnities	39
	15.2	Break costs	39
16	Arrangement Fees		40
17	Expenses		40
18	Duties and GST		40
	18.1	Duties	40
	18.2	GST	41
19	Anti-corruption and Sanctions		41
20	Anti-money laundering		41
	20.1	Compliance	41
	20.2	No Restricted Party	41
	20.3	Block transactions	41
	20.4	Provision of information	42
	20.5	No breach of Sanctions	42
21	General PPSA Provisions		42
22	Set-Off		43
23	Lender Audit Rights and Reporting Rights		43
24	Waivers, Remedies Cumulative		44
25	Severability of Provisions		44
26	Survival of Obligations		44
27	Moratorium Legislation		44
28	Assignments		44
	28.1	Assignment by Borrower	44
	28.2	Assignment by Lender	45
	28.3	Sub-participations and security	45
	28.4	Disclosure	45
	28.5	No increased costs	46

29	Amendment of Finance Documents	46
30	Notices	46
31	Process Agent	46
32	Confidentiality	47
32.1	Confidentiality	47
32.2	Permitted disclosure	47
32.3	Survival of obligation	47
33	Authorised Officers	47
34	Governing Law and Jurisdiction	48
35	Counterparts	48
36	Acknowledgement by the Borrower	48
Schedule 1		49
Notice Details		49
Schedule 2		50
Conditions Precedent		50
Schedule 3		52
Drawdown Notice		52
Schedule 4		53
Verification Certificate		53
Schedule 5		54
Tenements		54

This Agreement is made on       21 November 2022

Parties

1	Nova Minerals Limited (ABN 84 006 690 348) of Suite 602, 566 St Kilda Rd Melbourne, VIC 3004 (the Borrower).

2	Nebari Gold Fund 1, LP, of 460 NE 28th Street, Unit 4201, Miami, Florida 33137 (the Lender).

Recital

The Borrower has requested that the Lender (i) provide the Borrower with loans in a total principal amount of up to US$7,142,857; and (ii) invest the Lender Equity in the Borrower.

It is agreed as follows.

1	Definitions and Interpretation

1.1	Definitions

The following definitions apply unless the context requires otherwise.

A$ and AUD mean the lawful currency of Australia.

Associate in relation to an entity means:

(a)	a Related Entity of that entity;

(b)	an entity, or the trustee or manager of a trust, which has a Controlling Interest in that entity, or a Related Entity of that entity;

(c)	a Related Entity of an entity included in paragraph (b) or (e);

(d)	a director of that entity or of an entity included in paragraph (a), (b) or (c) or of the manager or of the trustee of any trust included in paragraph (a), (b) or (c) or a spouse, child, parent or sibling of that director;

(e)	a corporation, or the trustee or manager of a trust, in which one or more entity or person mentioned in paragraph (a), (b), (c), (d), (f) or (g) alone or together has a Controlling Interest;

(f)	the trustee of a discretionary trust of which an entity or person included in paragraph (a), (b), (c), (d), (e) or (g) is a beneficiary (whether or not through one or more other discretionary trusts); or

(g)	an entity of which a director of that entity or a Related Entity of that entity is also a director.

For the purposes of this definition:

(i)	where a person is a beneficiary of a discretionary trust, that person will be taken to own, and control, all the assets of that trust;

(ii)	director has the meaning given in the Corporations Act; and

(iii)	a person has a controlling interest in a corporation or trust if:

(A)	the corporation or its directors, or the trustee or manager of the trust or its directors, are accustomed, or under an obligation, whether formal or informal, to act in accordance with the directions, instructions or wishes of that person or of that person in concert with others; or

(B)	the person has a relevant interest (as defined in the Corporations Act) in total in more than 20% of the issued or voting shares, units or other interests in the corporation or trust (in number, voting power or value), or would have that relevant interest if any rights were exercised to subscribe for, or acquire or convert into, shares, units or other interests which are issued or unissued. The definition of relevant interest applies as if units or other interests were shares.

ASX means the Australian Securities Exchange.

Authorisation includes:

(a)	any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Government Agency; or

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Government Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

Authorised Officer means:

(a)	in respect of the Borrower, any director or secretary, or any person from time to time nominated as an Authorised Officer by it by a notice to the Lenders accompanied by certified copies of signatures of all new persons so appointed; and

(b)	in respect of the Lender, any person whose title or acting title includes the word Chief, Counsel, Executive, Head, Director, Manager, Co-Manager, General Partner or President or cognate expressions, or any secretary or director.

Bonus Issue has the meaning given in the Listing Rules.

Borrower Conversion Date has the meaning given to it in clause 6.4(b)(iii).

Borrower Conversion Notice has the meaning given to it in clause 6.4(a).

Borrower Conversion Right has the meaning given to it in clause 6.4(a).

Borrower Conversion Threshold has the meaning given to it in clause 6.4(b)(i).

Business Day means a weekday on which banks are open in Melbourne and New York.

Change of Control means a person who does not have “control” (as defined in Section 50AA of the Corporations Act) of the Borrower as at the date of this agreement obtains control of the Borrower.

Closing Date means the date on which the Lender funds the Tranche 1 Principal Amount to the Borrower’s (USD-denominated) account as specified by the Borrower in a Drawdown Notice given to the Lender no later than 11 am New York time 5 Business Days (or such later time as the Lender may agree) before the proposed Closing Date (which must be a Business Day).

Code means the US Internal Revenue Code of 1986.

Compliance Certificate means a compliance certificate in form and substance satisfactory to the Lender signed by two directors of the Borrower confirming the Borrower’s compliance (or otherwise) with the Financial Covenants, including reasonable details of any calculations and evidence supporting that confirmation.

Controller means a ‘controller’ as defined in the Corporations Act.

Conversion Amount means, an amount up to 100% of the Principal Amount plus any accrued and unpaid interest (and any outstanding fees or expenses due from the Borrower under this agreement) in respect of the Principal Amount, payable to the Lender under this agreement.

Conversion Date means a Lender Conversion Date or a Borrower Conversion Date (as applicable).

Conversion Notice means a Lender Conversion Notice or a Borrower Conversion Notice (as applicable).

Conversion Price means a price per Nova Share equal to a 30% premium to the volume weighted adjusted price for the 15 trading days immediately preceding the earlier of (i) the Documentation Completion Date and (ii) the date on which the Borrower publicly announces the loan available to it under this agreement, converted at the AUD:USD exchange rate published by the Reserve Bank of Australia on the Business Day immediately preceding the Conversion Date.

Conversion Right means a Lender Conversion Right and/or a Borrower Conversion Right (as applicable).

Corporations Act means the Corporations Act 2001 (Cth).

Current Accounting Practice at any time, means accounting principles and practices applying by law or otherwise generally accepted in Australia at that time, consistently applied.

Default means an Event of Default or a Potential Event of Default.

Documentation Completion Date means the date on which:

(a)	each of the conditions precedent described in Part A of Schedule 2, other than those that, by their nature must be satisfied on the Closing Date, has been satisfied in accordance with clause 11.1(a) or waived by the Lender; and

(b)	this Agreement is executed.

Drawdown Date means the date on which a Loan is, or is requested by the Borrower in a Drawdown Notice to be, drawn (as the context requires).

Drawdown Notice means a notice substantially in the form of Schedule 3.

Environmental Law means a provision of a law or a law, which relates to an aspect of planning, the environment, heritage, health or safety.

Equity Raise means the raising of up to approximately US$10,000,000 (or A$ equivalent) in new equity by the Borrower, including the Lender Equity and with the option of over subscription.

Event of Default means any of the events specified in clause 14.1.

Expert means a person of appropriate reputation, standing and relevant experience who has no professional link, and no direct or indirect personal interest in the outcome of the dispute or the issue in respect of which they are consulted, agreed by the Borrower and the Lender or, failing agreement within two Business Days of the parties commencing discussions to select a person who is an expert in relation to the ASX Listing Rules, nominated by the President of the Institute of Arbitrators and Mediators Australia (at the request of either the Lender or the Borrower).

Extended Borrower Conversion Date has the meaning given to it in clause 6.4(d).

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

Finance Debt means indebtedness (whether actual or contingent) in respect of money borrowed or raised or other financial accommodation. It includes indebtedness under or in respect of:

(a)	a Guarantee of Finance Debt or a Guarantee given to a financier;

(b)	a finance lease;

(c)	a swap, option, hedge, forward, futures or similar transaction;

(d)	an acceptance, endorsement or discounting arrangement;

(e)	a redeemable share or redeemable stock; or

(f)	the deferred purchase price (for more than 45 days) of an asset or service,or an obligation to deliver assets or services paid for in advance by a financier or otherwise relating to a financing transaction (including any prepayment, streaming, royalty or similar financing).

Finance Document means:

(a)	this agreement;

(b)	each Drawdown Notice;

(c)	any fee letter or other agreement under which the Borrower agrees to pay amounts to the Lender in connection with the Loans; and

(d)	any agreement or document that the Borrower and the Lender agree is a Finance Document, or a document or agreement entered into or provided under or in connection with, or for the purpose of amending or novating, any of the above.

Financial Covenants means the covenants in clause 13.3.

Financial Reports means balance sheet, income and cashflow statements together with any reports (including any directors’ and auditors’ reports) and notes attached to or intended to be read with any of them.

Forced Conversion Date means the first Business Day following the expiry of the Forced Notice.

Funded Amount means an amount up to US$7,000,000.00, comprising:

(a)	the Tranche 1 Funded Amount; and

(b)	the Tranche 2 Principal Amount.

Good Operating Practice means the exercise of skill, prudence and operating practice which would reasonably and ordinarily be expected from a skilled and experienced owner and operator engaged in the same business as the Borrower under similar circumstances, with the exercise of skill, prudence and operating practice to be substantially in accordance with internationally recognised best practices in the gold industry.

Government Agency means any government or any governmental, semi-governmental or judicial entity or authority. It also includes any self-regulatory organisation established under statute or any stock exchange.

Group means the Borrower and each of its Subsidiaries.

Group Structure Chart means the group structure chart delivered by the Borrower to the Lender pursuant to item [12] of Part A of Schedule 2.

GST means any goods and services or similar tax, together with any related interest, penalties, fines or other charge.

Guarantee means an obligation or offer to provide funds (including by subscription or purchase) or otherwise be responsible in respect of an obligation or indebtedness, or the financial condition or insolvency, of another person. It includes a guarantee, indemnity, letter of credit or legally binding letter of comfort, or an obligation or offer to purchase an obligation or indebtedness of another person.

Interest Payment Date means the last Business Day of each calendar month.

Interest Period means a period for the fixing of the interest rate for a Loan. The first period commences on the Drawdown Date on which the Loan is drawn and ends at midnight on the next Interest Payment Date. Each subsequent period commences at 12:01 am on the first day of the following Interest Period and ends on the next Interest Payment Date or (if earlier) the Maturity Date.

Interest Rate means for an Interest Period for a Loan:

(a)	if no Event of Default subsists, the rate per annum equal to the aggregate of the Term SOFR Delta on the first day of that Interest Period plus 6.0% per annum; or

(b)	if an Event of Default subsists, the rate per annum under paragraph (a) plus an additional 15.0% per annum.

For avoidance of doubt, the Interest Rate under paragraph (a) shall not be any lower than 6.0% and no higher than 9.0%, as long as there is no Default.

Lender Conversion Date means the date on which the Lender subscribes or will subscribe for, and the Borrower issues or will issue to the Lender, Nova Shares as specified in a Lender Conversion Notice.

Lender Conversion Notice has the meaning given to it in clause 6.3.

Lender Conversion Right has the meaning given to it in clause 6.1.

Lender Equity means the issue by the Borrower by private placement to the Lender (or one or more other parties nominated by the Lender) of Nova Shares for an aggregate purchase price equal to US$2,500,000 at a price per share equal to the issue price for the Equity Raise (rounded down, if required, to the nearest next whole number) to be completed on the Closing Date.

Lending Office means the office of the Lender described above or another office designated by it as a Lending Office by notice to the Borrower.

Liquidation includes receivership or other appointment of a Controller, deregistration, compromise, deed of arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, arrangement or compromise with creditors or bankruptcy.

Listing Rules means the official listing rules of the ASX as amended from time to time.

Loan means:

(a)	the Tranche 1 Principal Amount; or

(b)	the Tranche 2 Principal Amount,plus, in each case, any capitalised interest payable to the Lender under this agreement and added to that Loan under clause 4.3.

Material Adverse Effect means a material adverse effect on:

(a)	the business, operation, property, condition (financial or otherwise) or prospects of the Borrower or its Subsidiaries (taken as a whole);

(b)	the ability of the Borrower to perform, observe or fulfil any of its payment or other material obligations under a Finance Document; or

(c)	the validity or enforceability of, or the effectiveness of the rights or remedies of the Lender under a Finance Document.

Maturity Date means the date which is 24 months from the Closing Date (or the immediately preceding Business Day).

Material Contract means:

(a)	the Incorporated Joint Venture Agreement dated 17 December 2017 between the Borrower, AK Minerals Pty Ltd and AKCM (AUST) Pty Ltd; and

(b)	any other document which the Lender and the Borrower agree is a Material Contract.

Nova Shares means freely tradable ordinary shares in the Borrower that rank equally with all other fully paid ordinary shares on issue in the Borrower.

OID means the original issue discount applied to the Tranche 1 Principal Amount at the OID Rate.

OID Rate means in respect of the Tranche 1 Principal Amount, 2.778%.

Outstanding Money means all money which the Borrower is or at any time may become actually or contingently liable to pay to or for the account of the Lender for any reason whatever under or in connection with a Finance Document, whether or not currently contemplated.

It includes money by way of principal, interest, fees, costs, indemnity, charges, duties or expenses or payment of liquidated or unliquidated damages under or in connection with a Finance Document, or as a result of a breach of or default under or in connection with a Finance Document.

It also includes money that the Borrower would have been liable to pay but for its Liquidation or a set-off claimed by it, or some other reason.

Permitted Disposal means:

(a)	a disposal made in the ordinary course of day-to-day trading on arm’s length, commercial terms;

(b)	disposals of the Borrower’s shares in Snow Lake Resources Ltd and Asra Minerals Ltd, but only to the extent that any cash proceeds of any such disposal are invested into the Project and are not paid by way of dividend or other return of capital to any Borrower shareholder; or

(c)	any other disposal made with the prior written consent of the Lender, which shall not be unreasonably withheld if the Borrower demonstrates that such disposal is at fair market value, the assets being disposed of are not required for the development of the Project, the proceeds of such disposal are to be applied in accordance with clause 7.2 (if required) and no Default exists at the time of such disposal or could reasonably be expected to occur upon or following completion of such disposal.

Permitted Finance Debt means:

(a)	the following Finance Debt existing as of the date of this agreement:

(i)	Lease, dated 7 April 2021, between LCA Bank Corporation and AK Custom Mining LLC; provided, however, that all amounts due under this lease are paid within 180 days after the Closing Date and the lease is terminated;

(b)	any Finance Debt among members of the Group to the Borrower;

(c)	any Finance Debt incurred or permitted to be incurred under any Finance Document;

(d)	any finance lease entered into by any member of the Group relating to the Project up to an aggregate amount of US$2.5 million; provided, however, no member of the Group may guarantee the payment of lease obligations under any such finance lease and any recourse for breach of any such finance lease shall be limited to repossession of the personal property secured by such lease and not against any member of the Group for fees, interest or other costs;

(e)	any liability under any agreement entered into in the ordinary course of ordinary business for the acquisition of any asset or service where payment for the asset or service is deferred for a period of not more than 60 days and related financial transaction sum is less than US$150,000;

(f)	any operating leases or inferred leases recognised on balance sheet under Accounting Standard AASB16/IFRS16 where the total amount payable under all such leases does not exceed US$200,000 or its equivalent in any other currency per annum at any time;

(g)	any inter-company claims of the Group or its Associates which are subordinated (on terms acceptable to the Lender) to the Finance Debt incurred under the Finance Documents;

(h)	any Finance Debt incurred by the Borrower in relation to intraday exposures under its transactional accounts resulting from payments being made in the ordinary course of ordinary business, but only to the extent that the total of those amounts does not at any time exceed US$200,000 or its equivalent in any other currency in aggregate; and

(i)	any other Finance Debt approved in writing by the Lender.

Permitted Security Interest means:

(a)	any netting or set-off arrangement entered into by the Borrower in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(b)	any Security Interest constituted by arrangements for the retention by a vendor, lessor or consignor of title to goods entered into by the Borrower in the ordinary course of trading and in accordance with its standard terms of business pending payment in full of the purchase price or rent so long as the amount it secures is paid when due or contested in good faith and provisioned for appropriately;

(c)	any Security Interest arising by operation of law or in the ordinary course of day-to-day trading of the Borrower and not securing Finance Debt where the Borrower duly pays the indebtedness secured by that lien when due;

(d)	any Security Interest arising from any finance lease permitted under the definition of Permitted Finance Debt; and

(e)	any Security Interest created with prior written consent of the Lender.

Permitted Transaction means:

(a)	a transaction under the Finance Documents;

(b)	the Equity Raise and the Lender Equity;

(c)	the listing of the shares of the Borrower or any Subsidiary on a US stock exchange where the Conversion Rights and option rights of the Lender are not negatively affected;

(d)	any acquisition of the remaining 15% interest in the Project that the Borrower does not own as of the date of this agreement, provided, however, that such acquisition is completed on an arm’s length basis at fair market value; and

(e)	any establishment or incorporation of a Subsidiary for the purpose of that Subsidiary acquiring assets not owned by the Borrower, but only to the extent the purchase price for those assets is funded by new equity raised by the Borrower, and not by any Finance Debt under a Finance Document or any cashflow of a Group member.

Potential Event of Default means anything which with notice, time or both would become an Event of Default.

PPSA means the Personal Property Securities Act 2009 (Cth).

PPSA Deemed Security Interest means an interest of the kind referred to in section 12(3) of the PPSA where the transaction concerned does not, in substance, secure payment or performance of an obligation.

Principal Amount means the aggregate of any outstanding Tranche 1 Principal Amount and the Tranche 2 Principal Amount (to the extent funded) advanced to the Borrower under this agreement.

Project means the Estelle Gold Project, located in the Tintina gold province, 150km (93 miles) northwest of Anchorage, Alaska to be developed and operated by the Borrower.

Related Entity means, in relation to an entity (the first entity):

(a)	a Subsidiary of the first entity;

(b)	an entity of which the first entity is a Subsidiary; or

(c)	a Subsidiary of another entity of which the first entity is also a Subsidiary.

Repayment Date means each Interest Payment Date commencing on the ninth Interest Payment Date following the Closing Date.

Restricted Party means a person:

(a)	listed on or owned or controlled by a person listed on any Sanctions List;

(b)	located in, organised under the laws of or owned or directly or indirectly controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory which is a subject of country-wide or territory-wide Sanctions (including, without limitation, at the date of this agreement, Cuba, Iran, Myanmar (Burma), North Korea,Syria and Sudan); or

(c)	otherwise a Target of Sanctions.

Sanctions means any trade, economic or financial sanctions laws, regulations, embargoes or similar restrictive measures administered, enacted or enforced by a Sanctions Authority.

Sanctions Authority means, to the extent applicable:

(a)	Australia;

(b)	the United Nations;

(c)	the United States;

(d)	the United Kingdom;

(e)	the European Union;

(f)	any member state of the European Union; or

(g)	the governments and official institutions or agencies of any of paragraphs (a) to (c) above, including without limitation the U.S. Office of Foreign Asset Control (OFAC), the U.S. Department of State, Her Majesty’s Treasury (HMT) and the Department of Foreign Affairs and Trade in Australia (DFAT).

Sanctions List means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC, the “Consolidated List of Financial Sanctions Targets” and the “Investment Ban List” maintained by HMT, the “Consolidated List” maintained by DFAT, or any similar list maintained by, or public announcement of a Sanctions designation made by, any of the Sanctions Authorities, each as amended, supplemented or substituted from time to time.

Security Interest means any security interest, mortgage, pledge, lien or charge or any security or any preferential interest or arrangement that gives a creditor priority to other creditors. It includes:

(a)	anything which gives a creditor priority to other creditors with respect to any asset; and

(b)	retention of title and a deposit of money by way of security (other than in the ordinary course of day-to-day trading).

It does not include a PPSA Deemed Security Interest.

Subsidiary has the meaning given in the Corporations Act, but an entity will also be taken to be a Subsidiary of an entity if it is controlled by that entity (as defined in s50AA of the Corporations Act) and, without limitation:

(a)	a trust may be a Subsidiary, for the purposes of which a unit or other beneficial interest will be regarded as a share;

(b)	an entity may be a Subsidiary of a trust if it would have been a Subsidiary if that trust were a corporation; and

(c)	AKCM (AUST) Pty Ltd., AK Custom Mining LLC, AK Operations LLC and Alaska Range Resources LLC and subsidiaries thereof shall be among the Subsidiaries,

Target of Sanctions means a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities.

Tax includes any tax, levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by an Australian or United States Government Agency, and any related interest, penalty, charge, fee or other amount.

Tax Act means the Income Tax Assessment Act (Cth) 1936.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tenement means each tenement specified in Schedule 5 (Tenements)].

Term SOFR means:

(a)	the three-month term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) as determined on the first Business Day of each calendar month; or

(b)	if that reference rate ceases to be available, the rate determined by the Lender, in consultation with the Borrower, to be that which provides an equivalent return on the Loans.

Term SOFR Delta means the rate per annum equal to the greater of:

(a)	Term SOFR at that time minus 3.0%; and

(b)	0%,

provided that if the Term SOFR Delta is greater than 3.0% it will be deemed to be 3.0%.

Tranche 1 Funded Amount means the US$5,000,000.00.

Tranche 1 Principal Amount means US$5,142,857.00.

Tranche 2 Funded Amount means the amount of the Tranche 2 Principal Amount requested by the Borrower in a Drawdown Notice and advanced by the Lender to the Borrower under clause 3.

Tranche 2 Principal Amount means an amount up to US$2,000,000 and equal to the Tranche 2 Funded Amount.

US$ or USD means the lawful currency of the United States of America.

Working Capital means in respect of the Group on a consolidated basis, its current assets minus its current liabilities.

1.2	Interpretation

(a)	Headings are for convenience only and do not affect interpretation.

(b)	The meaning of terms is not limited by specific examples introduced by including, or for example, or similar expressions.

(c)	Nothing in this agreement is to be interpreted against a party on the ground that the party put it forward.

(d)	The following rules apply unless the context requires otherwise.

(i)	The singular includes the plural and the converse.

(ii)	A gender includes all genders.

(iii)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(iv)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(v)	A reference to a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this agreement.

(vi)	A reference to a party to this agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns.

(vii)	A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation, statutory instrument, code or other thing issued under it.

(viii)	A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

(ix)	A reference to conduct includes an omission, statement or undertaking, whether or not in writing.

(x)	Each paragraph of a list is to be construed independently. None limits any other.

(xi)	A reference to property or asset includes any real or personal, present or future, tangible or intangible property or asset (including intellectual property) and any right, interest, revenue or benefit in, under or derived from the property or asset.

(xii)	An Event of Default continues or subsists until it has been remedied or waived in writing by each Lender.

(xiii)	A reference to an amount for which a person is contingently liable includes an amount which that person may become actually or contingently liable to pay if a contingency occurs, whether or not under an existing obligation.

(xiv)	Unless otherwise specified, all references to time are to Sydney time.

1.3	Document or agreement

A reference to:

(a)	an agreement includes a Security Interest, Guarantee, undertaking, deed, agreement or legally enforceable arrangement whether or not in writing; and

(b)	a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document.

A reference to a specific agreement or document includes it as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by this agreement.

1.4	Determination, statement and certificate

Except where otherwise provided in this agreement any determination, statement or certificate by the Lender or an Authorised Officer of the Lender provided for in this agreement is conclusive. It binds the parties in the absence of manifest error.

1.5	Accounting terms

Accounting terms are to be interpreted according to Current Accounting Practice.

1.6	Code of Banking Practice

The Code of Banking Practice of the Australian Banking Association does not apply to the Finance Documents or any banking service provided under them.

1.7	Consents and Opinions

Except where expressly stated the Lender may give or withhold, or give conditionally, approvals and consents may be satisfied or unsatisfied, may form opinions, and may exercise its rights, powers and remedies, at its absolute discretion.

2	Purpose

The Borrower shall use the net proceeds of the Loans to pay development costs (including technical studies) for the Project.

3	Facilities

(a)	Subject to the terms of this Agreement (including clause 11.1), the Lender agrees to lend, and the Borrower agrees to borrow:

(i)	an amount equal to the Tranche 1 Principal Amount on the Closing Date; and

(ii)	an amount up to the Tranche 2 Principal Amount on the relevant Drawdown Date specified in the applicable Drawdown Notice delivered in accordance with paragraph (c).

(b)	Subject to clause 11.1(a) the Borrower may request the Tranche 1 Principal Amount by delivery of a signed Drawdown Notice to the Lender by 11am (New York time) no later than 5 Business Days (or such shorter period as the Lender may agree) before the proposed Closing Date (which must be a Business Day).

(c)	Subject to clause 11.1(b), the Borrower may request an amount up to the Tranche 2 Principal Amount by delivery of a signed Drawdown Notice to the Lender by 11am (New York time) no later than 20 Business Days (or such shorter period as the Lender may agree) before the proposed Drawdown Date for the Tranche 2 Principal Amount (which must be a Business Day).

(d)	Each Loan may be drawn only by way of a single drawing.

(e)	The amount of the Loan to be paid by the Lender to the Borrower in respect of the Tranche 1 Principal Amount only will be discounted by the OID Rate so that the amount paid by the Lender to the Borrower will be the Tranche 1 Funded Amount.

(f)	As part of the Equity Raise, the Lender agrees to contribute the Lender Equity on or after the Closing Date on the same terms and conditions of other investors participating in the Equity Raise; provided such Equity Raise occurs on or after the Closing Date and the terms are acceptable to the Lender.

4	Interest

4.1	Interest rate

Interest accrues (but does not compound) daily on the outstanding amount of each Loan for each Interest Period at the applicable Interest Rate for that Interest Period. Interest will accrue on the outstanding Principal Amount computed on the basis of a 360-day year and 30-day months.

4.2	Payment

Subject to clause 4.3, the Borrower shall pay accrued interest under clause 4.1 in arrears in USD on each Interest Payment Date and on the date of repayment or prepayment of all or part of a Loan in respect of interest accrued on the amount repaid or prepaid.

4.3	Capitalisation of interest

(a)	If no Default subsists, interest payable by the Borrower will automatically be capitalised and added to the total Principal Amount outstanding on each Interest Payment Date until the ninth Interest Payment Date, on and following which date interest will be due and payable in cash on each Interest Payment Date.

(b)	Despite paragraph (a), if a Default subsists, the Borrower must pay interest due on the applicable Interest Payment Date in cash.

(c)	Any interest capitalised under this clause 4.3 will be added to the principal amount of the applicable Loan and will itself bear interest under this clause 4.

4.4	Overdue amounts

(a)	Interest accrues daily on any amount due and payable but unpaid by an Borrower under a Finance Document (including any principal, interest (including interest under this clause), fees costs, expenses or reimbursement or indemnity liability):

(i)	from the due date (or, in the case of an amount payable by way of indemnity or reimbursement, the date of loss or disbursement) until the date of actual payment; and

(ii)	both before and after a judgement for payment of the relevant amount (as a separate and independent obligation), at the rate under paragraph (b) of the definition of Interest Rate computed on the basis of a 360- day year and 30-day months.

(b)	The Borrower shall pay accrued interest under paragraph (a) in arrears in USD on each Interest Payment Date and on the date of payment of the relevant amount.

5	Repayment

5.1	Repayment at Maturity Date

On the Maturity Date the Borrower must repay each Loan, accrued and unpaid interest and any other Outstanding Money payable under the Finance Documents in full.

5.2	No reborrowing

Amounts repaid may not be reborrowed.

6	Conversion Rights

6.1	Lender Conversion Right

In consideration of the Lender agreeing to provide financial accommodation to the Borrower under the terms of this agreement, the Borrower grants to the Lender a right (Lender Conversion Right) to convert all or any part of the outstanding Conversion Amount into Nova Shares (in one or multiple instalments), at the Conversion Price.

6.2	Conversion at anytime

The Lender may elect to convert some or all of the outstanding Conversion Amount at any time prior to the earlier of:

(a)	the Maturity Date; and

(b)	prepayment or repayment of the Principal Amount in full, by giving the Borrower written notice in accordance with clause 6.3.

6.3	Lender Notice of conversion

(a)	The Lender must give notice of any conversion under clause 6.1 (Lender Conversion Notice) by giving a notice that complies with paragraph (b) below to the Borrower at least 5 Business Days before the Lender Conversion Date.

(b)	Each Lender Conversion Notice must:

(i)	be in writing;

(ii)	be signed by an Authorised Officer of the Lender;

(iii)	state the Lender Conversion Date; and

(iv)	state the Conversion Amount to be converted into Nova Shares (Subscription Amount).

(c)	A Lender Conversion Notice, once given, is irrevocable, unless there is a Default after the Lender Conversion Notice is issued but prior to the issue of the Nova Shares by the Borrower to the Lender (in which case the Lender may revoke the Conversion Notice by notice to the Borrower and the Conversion Notice will cease to be of any force or effect on giving that notice).

6.4	Borrower Conversion Right

(a)	If:

(i)	the price for Nova Shares is least 150% more than the Conversion Price (the Borrower Conversion Threshold); and

(ii)	no Default subsists,

the Borrower may elect to convert some or all of the outstanding Conversion Amount into Nova Shares by giving at least 20 days’ notice (Borrower Conversion Notice) to the Lender in accordance with paragraph (b) below (Borrower Conversion Right).

(b)	Each Borrower Conversion Notice must:

(i)	be in writing;

(ii)	be signed by an Authorised Officer of the Borrower;

(iii)	state the date for conversion of the Conversion Amount into Nova Shares, which must be the first Business Day following the 20th day after the Borrower gives the Borrower Conversion Notice to the Lender (Borrower Conversion Date);

(iv)	state the Conversion Amount to be converted into Nova Shares (Subscription Amount); and

(v)	be given at least 50 days before the Maturity Date.

(c)	A Borrower Conversion Notice, once given, is irrevocable, unless:

(i)	the Lender approves revocation; or

(ii)	there is a Default after the Borrower Conversion Notice is issued but prior to the issue of the Nova Shares by the Borrower to the Lender (in which case the Lender may terminate the Borrower Conversion Notice by notice to the Borrower and the Borrower Conversion Notice will cease to be of any force or effect on giving that notice).

(d)	If on the Borrower Conversion Date the price for Nova Shares is less than the Borrower Conversion Threshold, the Lender will not be obliged to subscribe for, and the Borrower will not be obliged to issue, Nova Shares to the Lender in accordance with clause 6.5 (Effect of conversion) unless on a day that is not more than 10 Business Days after the Borrower Conversion Date (Extended Borrower Conversion Date) the price for Nova Shares subsequently equals or exceeds the Borrower Conversion Threshold. If the price for Nova Shares does not equal or exceed the Borrower Conversion Threshold within 10 Business Days of the Borrower Conversion Date, the Borrower Conversion Notice will lapse and be of no further force or effect but the Borrower may give a further Borrower Conversion Notice if the conditions in paragraph (a) are satisfied subsequently and the rest of this clause 6.4 will apply.

6.5	Effect of Conversion

On a Conversion Date:

(a)	the Lender will subscribe for, and the Borrower will issue and deliver to, and register in the name of the Lender, the number of Nova Shares which equals the applicable Subscription Amount divided by the Conversion Price (rounded down, if required, to the nearest next whole number);

(b)	any obligation of the Lender to pay the Conversion Price for the Nova Shares will be set off against the Borrower’s obligation to pay and repay the applicable Conversion Amount (so that the Lender is not required to pay any additional amount for the Nova Shares); and

(c)	the Borrower will be taken to have paid and repaid the Amount Outstanding in an amount equal to the Subscription Amount.

6.6	Ranking

Nova Shares issued under Clause 6.4(a) above will rank equally in all respects with all other fully paid-up ordinary shares on issue in the Borrower.

6.7	Bonus issues

In accordance with the Listing Rules, if the Borrower makes a Bonus Issue of Nova Shares or other securities (other than an issue in lieu or in satisfaction of dividends or by way of dividend reinvestment) then, with effect on and from the date on which the Bonus Issue is made, the number of Nova Shares which the Lender is entitled to receive on the exercise of a Conversion Right will be increased by the number of Nova Shares that the Lender would have received if the Nova Shares had been converted immediately before the record date for the Bonus Issue.

6.8	Rights issues

In accordance with the Listing Rules, if the Borrower makes a pro rata issue of securities (other than a Bonus Issue or an issue in lieu or in satisfaction of dividends or by way of dividend reinvestment) then, with effect on and from the date on which the pro rata issue of securities is made, the Conversion Price will be adjusted in accordance with the following formula:

𝑂′ = 𝑂 −	𝑃 − 𝑆
𝑁 + 1

Where:

O’	means the new Conversion Price.

O	means the old Conversion Price.

P	means the volume weighted average market price per security of the underlying security calculated over the 5 trading days ending on the day before the ex rights date or ex entitlements date.

S	means the subscription price for a security under the pro rata issue.

N	means the number of securities with rights or entitlements that must be held to receive a right to one new security.

6.9	Reorganisation

If there is a reorganisation of the issued ordinary share capital of the Borrower then, with effect on and from the date on which the reorganisation is completed, the Conversion Price will be reconstructed in the manner specified in the Listing Rules (whether or not the Borrower is listed on the ASX at the relevant time) as applicable to the Conversion Right at the time of the reorganisation. If a manner is not specified in the Listing Rules, or the reconstruction cannot be determined in the manner specified in the Listing Rules, then, with effect on and from the date on which the reorganisation is completed, the reconstruction (if any) of the Conversion Price will be determined in a manner such that the Conversion Amount is convertible into the same percentage of the issued Nova Shares as the percentage into which it would have converted immediately before the reorganisation event.

6.10	Adjustment on significant events

If at any time the Borrower is not listed on ASX or, if the Borrower is listed on ASX, to the extent permitted by the Listing Rules:

(a)	the Borrower makes a distribution to its shareholders (including Nova Share shareholders) other than a cash dividend in the ordinary course as approved by the Lenders in accordance with this agreement; or

(b)	the Borrower or any of its subsidiaries is involved in a merger, dissolution, spin-off or other transaction permitted by this agreement which is likely to affect the value of its securities, then, with effect on and from the date on which such event has occurred, the terms of the applicable offer and/or a Conversion Right (including, without limitation, the Conversion Price) must be adjusted in a manner such that the Conversion Amount is convertible into the same percentage of the issued Nova Shares as the percentage into which it would have converted immediately before the relevant event.

6.11	Parties to agree on Conversion Price

(a)	The Lender and the Borrower must use their best endeavours to agree, on each adjustment to the Conversion Price under clause 6.8, 6.9 or 6.10.

(b)	If the Lender and the Borrower are unable to agree on an adjustment to the Conversion Price under paragraph (a) above within 10 Business Days, then:

(i)	the matter must be referred to an Expert;

(ii)	the Borrower and the Lender may make written submissions to the Expert;

(iii)	all submissions by the Lender and the Borrower to the Expert must be provided to the Expert within 10 Business Days of its appointment;

(iv)	the Expert must be instructed to decide the matter, finish its determination and provide its determination to the Borrower and the Lender in writing as soon as practicable and in any event no later than 5 Business Days after receipt of the submissions (or such other period as agreed in writing by the Borrower and the Lender);

(v)	the Lender and the Borrower must promptly provide all information and assistance reasonably requested by the Expert;

(vi)	the Expert must act as an expert and not as an arbitrator and the determination of the Expert will be final and binding on the Lender and the Borrower, in the absence of fraud or manifest error; and

(vii)	the costs of the Expert must be borne in such proportion between the Lender and the Borrower as determined by the Expert.

7	Prepayment

7.1	Optional prepayment

(a)	The Borrower may at any time prepay a Loan in whole or in part by delivering to the Lender an irrevocable notice (Prepayment Notice) specifying the date and amount (Prepayment Amount) of the prepayment.

(b)	Any prepayment of the Loan under this clause 7.1 will be conditional on:

(i)	the prepayment date being at least 3 Business Days after delivery of the Prepayment Notice (Prepayment Date); and

(ii)	the Prepayment Amount being a minimum of US$1,000,000 or (if less) the outstanding Principal Amount.

(c)	If the volume weighted adjusted price for Nova Shares for the 15 trading days preceding the Prepayment Date equals or exceeds the Conversion Price, the Borrower may, by notice (Prepayment Conversion Notice) to the Lender, elect to convert up to 50% of the Prepayment Amount to Nova Shares. If the Borrower gives a Prepayment Conversion Notice, on the Prepayment Date:

(i)	the Lender will subscribe for, and the Borrower will issue and deliver to, and register in the name of the Lender, the number of Nova Shares which equals 105% of the Prepayment Amount to be converted to Nova Shares specified by the Borrower in the Prepayment Conversion Notice, divided by an amount equal to 90% of the volume weighted adjusted price for Nova Shares for the 15 trading days preceding the prepayment date (rounded down, if required, to the nearest next whole number);

(ii)	any obligation of the Lender to pay the Conversion Price for the Nova Shares will be set off against the Borrower’s obligation to repay the Prepayment Amount (so that the Lender is not required to pay any additional amount for the Nova Shares);

(iii)	the Borrower will be taken to have prepaid the relevant Loan in an amount equal to the Prepayment Amount to be converted to Nova Shares specified by the Borrower in the Prepayment Conversion Notice; and

(iv)	the Borrower will repay the balance of the Prepayment Amount in cash.

(d)	If the volume weighted adjusted price for Nova Shares for the 15 trading days preceding the Prepayment Date specified in a Prepayment Notice is less than the Conversion Price, any prepayment by conversion to Nova Shares under paragraph (c) will be at the absolute discretion of the Lender. Otherwise the Borrower must prepay the Prepayment Amount in cash on the Prepayment Date.

(e)	A Prepayment Notice given by the Borrower is irrevocable. The Borrower must prepay in accordance with the Prepayment Notice on the Prepayment Date.

(f)	Any prepayment must be accompanied by payment of all costs, fees and other expenses due to the Lender under the Finance Documents.

(g)	The Borrower must, on the date of any prepayment under this clause 7.1, issue to the Lender options in the Borrower’s ASX-traded shares, having a two-year tenor from the date of issuance, to subscribe for Nova Shares in a number equal to 80% of the Prepayment Amount (including any prepayment by conversion to Nova Shares in accordance with paragraph (c)) divided by an amount equal to a 40% premium to the volume weighted adjusted price for Nova Shares for the 15 trading days immediately preceding the earlier of (i) the Documentation Completion Date and (ii) the date on which the Borrower publicly announces the Loan, converted at the AUD:USD exchange rate published by Reserve Bank of Australia on the Business Day immediately preceding the Conversion Date.

7.2	Mandatory prepayment

(a)	The Borrower shall notify the Lender in writing within 5 Business Days of:

(i)	the receipt by the Group of any proceeds of Permitted Disposals under paragraph (b) or (c) of the definition of Permitted Disposal;

(ii)	the receipt by the Group of proceeds from insurance exceeding US$750,000 for loss of or damage to any assets of the Group or a Subsidiary not otherwise required to be applied in reinstatement of the affected assets; and

(iii)	the receipt of proceeds of Permitted Finance Debt (other than Permitted Finance Debt under paragraphs (a), (b), (c), (d), (e) or (f) of the definition of Permitted Finance Debt).

(b)	Following receipt of a notice under clause 7.2(a), the Lender may at its discretion give a notice to the Borrower requiring the mandatory prepayment of the Loan in an amount equal to the proceeds received.

(c)	On receipt of a notice from the Lender, the Borrower must pay an amount equal to 100% of the net cash proceeds referred to in clause 7.2(a) above towards prepayment of the Loans within 5 Business Days of receipt by the Borrower of notice from the Lender under paragraph (b), unless the Lender gives the Borrower a Lender Conversion Notice prior to the prepayment.

(d)	Any prepayment under this clause 7.2 will be applied first in repayment of the outstanding Principal Amount until it is repaid in full and then in repayment of all other Outstanding Money.

7.3	No reborrowing

Amounts prepaid may not be reborrowed.

8	Payments

8.1	Manner

The Borrower must make all payments under any Finance Document:

(a)	by transfer of immediately available funds in USD or such other currency as the parties may agree to the account specified by the Lender by 11am New York time on the due date; and

(b)	without set-off or counterclaim and without any deduction, except any compulsory deduction with respect to Tax.

If the Borrower is required to make a compulsory deduction with respect to Tax under paragraph (b), it must provide to the Lender such statements, documents or other information as may be required for it to obtain any applicable corresponding Tax credit in the jurisdiction of its Lending Office or in which it is resident.

8.2	Payment to be made on Business Day

If any payment is due on a day which is not a Business Day, the due date will be the next Business Day in the same calendar month or, if none, the preceding Business Day.

8.3	Rounding

In making any allocation or appropriation under any Finance Document the Lender may round amounts down to the nearest US dollar.

8.4	Currency indemnity

If for any reason (including as a result of payment by the Borrower, enforcement of a Finance Document or a judgement or order), the Lender receives or recovers an amount in one currency

(Payment Currency) in respect of an amount denominated or payable under a Finance Document in another currency (Due Currency), the Borrower indemnifies the Lender on demand against:

(a)	any shortfall between the amount payable in the Due Currency and the amount actually received or recovered by the Lender when it converts the Payment Currency into the Due Currency under its normal practice; and

(b)	any costs incurred by the Lender in converting the Payment Currency to the Due Currency.

8.5	Conversion of currencies

In making any currency conversion under clause 8.4 the Lender may itself or through its bankers purchase one currency with another, whether or not through an intermediate currency, whether spot or forward, in the manner and amounts and at times it thinks fit in accordance with its usual procedures.

9	Tax Gross Up and Indemnities

9.1	Definitions

In this clause 9:

Tax Credit means a credit against, relief or remission for, or repayment of any Tax.

Tax Payment means either the increase in a payment made by the Borrower to the Lender under clause 9.2 or a payment under clause 9.3.

9.2	Tax Gross-up

(a)	The Borrower shall make all payments to be made by it under the Finance Documents without any Tax Deduction unless such Tax Deduction is required by law.

(b)	The Borrower shall promptly on becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly.

(c)	Subject to paragraph (d) below, if a Tax Deduction is required by law to be made by the Borrower except in relation to a Tax described in clause 9.3(b), the Borrower shall pay an additional amount together with the payment so that, after making any Tax Deduction, the Lender receives an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	The obligation under (c) will not apply following any assignment, transfer, grant of sub- participation or other dealing by the Lender in respect of all or any part its rights and benefits under the Finance Documents, to the extent such Tax Deduction exceeds that which was payable in respect of a payment to the original Lender immediately prior to the date of any assignment, transfer, grant of sub-participation or other dealing by an original Lender.

(e)	If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Lender evidence satisfactory to the Lender, acting reasonably, that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

9.3	Tax indemnity

(a)	The Borrower shall (within five Business Days of demand by the Lender) pay to the Lender an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of any Tax Deduction by the Lender in respect of a Finance Document or a transaction or payment under it except as provided below.

(b)	Paragraph (a) shall not apply:

(i)	with respect to any Tax assessed on the Lender if that Tax is imposed on or calculated by reference to the net income received or receivable by the Lender:

(A)	under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that the Lending Office of the Lender is located in respect of amounts received or receivable in that jurisdiction; or

(ii)	to the extent the relevant loss, liability or cost:

(A)	is compensated for by an increased payment under clause 10.2; or

(B)	relates to a FATCA Deduction required to be made by a party.

(c)	If the Lender intends to make a claim pursuant to paragraph (a) above it shall promptly notify the Borrower.

9.4	Tax Credit

If the Borrower makes a Tax Payment and the Lender determines in its absolute discretion that:

(a)	a Tax Credit is attributable to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	the Lender has obtained, utilised and retained that Tax Credit, the Lender shall pay an amount to the Borrower which the Lender determines in its absolute discretion will leave it (after that payment) in the same after-Tax position as it would have been in had the circumstances not arisen which caused the Tax Payment to be required to be made by the Borrower.

9.5	FATCA Deduction

(a)	If either party becomes a foreign financial institutional (as defined in FATCA), then such party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	If either party becomes a foreign financial institutional (as defined in FATCA), then such party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the party to whom it is making the payment.

10	Change in Law

10.1	Illegality

(a)	If it becomes illegal for the Lender to provide financial accommodation under the Finance Documents, the Lender may by notice to the Borrower:

(i)	terminate its participation in any Loan; and

(ii)	direct the Borrower to prepay all amounts owing to it under the Finance Documents.

(b)	The Borrower shall make the prepayment immediately, or if later, the latest day (in the Lender’s opinion) on which the prepayment can be made without the illegality arising.

10.2	Increased costs

(Reimbursement) Whenever the Lender determines that as a result of a Change in Law made after the date of this agreement any of the following occurs in connection with a Loan or financial accommodation provided or to be provided under the Finance Documents:

(a)	(increased costs) its costs are increased;

(b)	(reduced receipts) there is a reduction of any amount due and payable to it under any Finance Document; or

(c)	(reduced return) its or its holding company’s or investor’s return on capital or other effective return is reduced (including because more capital needs to be allocated to the facility and cannot be used elsewhere), the Lender may notify the Borrower. The Borrower shall pay the Lender within 10 Business Days of a demand by the Lender the amounts certified by an Authorised Officer of the Lender to be necessary to compensate the Lender or the relevant holding company or investor for the increase or reduction.

10.3	Change in Law

A Change in Law is the introduction of, or a change in, any law, official directive, court ruling or a change in an official interpretation or application by any relevant Government Agency. For purposes of clause 10.2, if it does not have the force of law, it must be one with which responsible lenders would comply. It includes any with respect to capital adequacy, special deposit, liquidity, reserve, prime assets, tax or prudential requirements (except a change in tax on overall net income).

11	Conditions Precedent

11.1	Conditions precedent to drawing each Tranche

(a)	The right of the Borrower to give the first Drawdown Notice and the obligation of the Lender to advance the Tranche 1 Principal Amount on the Closing Date for the Tranche 1 Principal Amount under clause 3(b) is subject to the conditions precedent that the Lender receives in form and substance satisfactory all of the items described in Part A of Schedule 2; and

(b)	The right of the Borrower to give the Drawdown Notice and the obligation of the Lender to advance the Tranche 2 Principal Amount under clause 3(c) is subject to the conditions precedent that the Lender receives in form and substance satisfactory all of the items described in Part B of Schedule 2.

11.2	Conditions precedent to all drawings

The obligation of the Lender to advance a Loan is subject to:

(a)	the representations and warranties in the Finance Documents being true and correct in all material respects at the date of the Drawdown Notice and the proposed Drawdown Date and not being misleading in any material respect, in each case with reference to the facts and circumstances existing at that time; and

(b)	no Default continuing or that would result from the advance of the Loan.

12	Representations and Warranties

12.1	Representations and warranties

The Borrower makes the following representations and warranties:

(a)	(Status) It is a corporation validly existing under the laws of the place of its incorporation.

(b)	(Power) It has the power to enter into and perform its obligations under the Finance Documents to which it is a party, to carry out the transactions contemplated by those documents and to carry on its business as now conducted or contemplated.

(c)	(Corporate authorisations) It has taken all necessary corporate action to authorise the entry into and performance of the Finance Documents to which it is expressed to be a party as of the date of this agreement, and to carry out the transactions contemplated by this agreement.

(d)	(Authorisations) Each Authorisation which is required in relation to:

(i)	the execution, delivery and performance by it of the Finance Documents entered into as of the date of this agreement and to which it is expressed to be a party and the transactions contemplated by those documents;

(ii)	the validity and enforceability of those documents; and

(iii)	the carrying on of the Group’s business (including the Project) and which is material (including under Environmental Law),

has been obtained or effected and is in full force and effect. No member of the Group is in breach or default in any material respect under any such Authorisation.

(e)	(Documents binding) Each Finance Document entered into as of the date of this agreement is its valid and binding obligation enforceable in accordance with its terms, subject to any necessary stamping and registration, equitable principles and laws generally affecting creditors’ rights.

(f)	(Transactions permitted) The execution and performance by it of the Finance Documents entered into as of the date of this agreement to which it is a party and each transaction contemplated under those documents does not and will not violate in any respect a provision of:

(i)	a law or treaty or a judgment, ruling, order or decree of a Government Agency binding on it;

(ii)	its constitution or other constituent documents; or

(iii)	any other document or agreement which is binding on it or its assets in any material respect.

and, except as provided by the Finance Documents, did not and will not:

(iv)	create or impose a Security Interest on any of its assets; or

(v)	allow a person to accelerate or cancel an obligation with respect to Finance Debt, or constitute an event of default, cancellation event, prepayment event or similar event (whatever called) under an agreement relating to Finance Debt, whether immediately or after notice or lapse of time or both.

(g)	(Financial Reports)

(i)	Its most recent consolidated and unconsolidated audited Financial Reports give a true and fair view of the matters with which they deal as at the reporting date in respect of which they were issued.

(ii)	Those Financial Reports comply with Current Accounting Practice except to the extent disclosed in them and with all applicable laws.

(h)	(Material Adverse Effect) No event or circumstance has occurred, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(i)	(No litigation) Except as previously notified to the Lender in writing, no material litigation, arbitration, Tax claim, dispute or administrative or other proceeding is current or pending or, to its knowledge, threatened against it that is reasonably likely to be adversely determined and which, if adversely determined, would have or could reasonably be expected to result in a liability exceeding US$500,000 (or its equivalent in any other currency) or have a Material Adverse Effect.

(j)	(No default)

(i)	No member of the Group is in default in any material respect under a document or agreement binding on it or its assets which relates to Finance Debt.

(ii)	To the best of its knowledge and belief, except as disclosed to the Lender in writing nothing has occurred which constitutes an event of default, cancellation event, prepayment event or similar event (whatever called) under those documents or agreements, whether immediately or after notice or lapse of time or both.

(k)	(Title)

(i)	It or its Subsidiary is the beneficial owner of all assets included in its latest audited Financial Reports (including any tenements) free of any other third party right or interest whatever other than any Permitted Security Interest.

(ii)	None of its or its Subsidiaries’ assets is subject to a Security Interest which is not a Permitted Security Interest.

(l)	(Insurance) The Borrower or its Subsidiary has taken out and maintained in force insurance with respect to its assets and its business in keeping with Good Operating Practice.

(m)	(Law) Each member of the Group has complied in all material respects with all laws (including any Environmental Law) binding on it.

(n)	(Environmental Law) Except as disclosed by the Borrower to the Lender (and accepted by the Lender in writing), no act or omission has occurred and there is no circumstance relating to the Group’s assets or the Group’s business which has given rise or may give rise to:

(i)	a substantial claim against a Group member;

(ii)	a requirement of substantial, unbudgeted expenditure by a Group member; or

(iii)	a requirement that a Group member ceases or substantially alters an activity, under Environmental Law.

Without limitation none of the Group’s assets is contaminated, all assets are within applicable environmental standards and all emissions and discharges are within standards or limits imposed by all relevant laws and Authorisations.

(o)	(Tax)

(i)	Each member of the Group has promptly filed, or caused to be filed, all tax returns, business activity statements and other tax filings which are required to be filed under applicable Tax law and related legislation;

(ii)	No claims have been or are likely to be asserted against a member of the Group with respect to Taxes (other than taxes contested in good faith); and

(iii)	Each member of the Group has paid all Taxes (other than contested taxes) and registration fees which are due and payable;

(p)	(Corporate tree) The Borrower’s group structure chart provided in the Verification Certificate is true, correct and accurate in all respects.

(q)	(Subsidiaries; equity interests)

(i)	The Borrower has no Subsidiary other than as set out in the most recent Group Structure Chart delivered to and approved by the Lender;

(ii)	excluding a joint venture arrangement with AK Minerals Pty Ltd, no member of the Group is a party to or holds any of its assets under any joint venture arrangement;

(iii)	There are no outstanding subscription, options, warrants, calls, rights or other agreements or commitments (other than stock options or warrants granted to directors and directors’ qualifying shares) relating to any equity interest of the Borrower, except as disclosed by the Borrower to the Lender or created by the Finance Documents; and

(iv)	Following the Borrower’s annual general meeting on 29 November 2022, it will have capacity under the Listing Rules and any applicable law to issue any Nova Shares required to be issued under clause 6 or clause 7.1.

(r)	(No misrepresentation)

(i)	All information provided by it to the Lender is true in all material respects at the date of this agreement or, if later, when provided. Neither that information nor its conduct nor the conduct of anyone on its behalf in relation to the transactions contemplated by the Finance Documents, was or is misleading, by omission or otherwise.

(ii)	All financial projections provided by the Borrower have been prepared on the basis of the most recently available historical information and on the basis of reasonable assumptions.

(s)	(No failure to disclose) To the best of its knowledge and belief (after due enquiry), there are no material facts, documents or circumstances existing which have not been disclosed to the Lender which, if disclosed, would be reasonably likely to adversely affect the decision of a prudent entity, acting reasonably, to enter into and perform its obligations under the Finance Documents.

(t)	(Solvency) Each member of the Group is, and after giving effect to the incurrence of all debt and obligations in connection with the Finance Documents will be, solvent.

(u)	(Copies of documents) All copies of documents (including its latest audited accounts and all Authorisations) given by it or on its behalf to the Lender are true and complete copies. All legally binding agreements among such documents are in full force and effect, unless otherwise notified to the Lender at the time they are provided.

(v)	(Mining rights):

(i)	AK Custom Mining LLC has all access rights and rights to explore for minerals, water rights, mining claims interests, mining tenements and other leases, rights of way, licences and other rights and interests (including the Tenements) required for the exploration, mining and related processing and transport operations of the Project in accordance with Good Operating Practice;

(ii)	AK Custom Mining LLC have obtained such other surface and other rights necessary for access rights, water rights, plant sites, tailings disposal, waste dumps, ore dumps, abandoned heaps, transport and ancillary facilities that are required in connection with the exploration and operation of the Project;

(iii)	the Borrower has no reason to believe or suspect that any future rights, claims, interests, mining tenements, leases, rights of way, licences, surface rights, access rights, water rights, plant sites, tailings disposal, waste dumps, ore dumps, abandoned heaps and ancillary facilities that will be required for the exploration, mining and related processing operations and transport of the Project will not be obtained in a timely manner and on appropriate terms as required to explore, develop and operate the Project and transport product in accordance with Good Operating Practice and consistent with the timetable and budget agreed by the Lender prior to the Closing Date;

(iv)	there is no breach, default or defect in title to any Tenement; and

(v)	no challenge or adverse claim has been made in relation to any Tenement or the rights of any member of the Group to access, explore for and extract and exploit minerals in connection with the Project.

(w)	(Anti-money laundering) The processing of any transaction by the Lenders in accordance with the Borrower’s instructions will not breach any laws or regulations relating to anti-money laundering, counter-terrorism or economic and trade sanctions applicable to the Borrower or any member of the Group.

(x)	(Sanctions) Neither the Borrower, nor any of its Subsidiaries or joint venture to which it is a party, nor any of their respective directors, officers or employees nor any persons acting on any of their behalf:

(i)	is a Restricted Party; or

(ii)	has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority.

(y)	(Finance Debt) No member of the Group has entered into any agreement to incur or has incurred any Finance Debt other than Permitted Finance Debt.

(z)	(Ranking) Its obligations under the Finance Documents constitute direct, unconditional obligations and (in all respects and at all times) rank in right and priority of payment and in point of security ahead of all its other obligations (actual or contingent, present or future) except obligations mandatorily preferred by law and any Permitted Security Interests.

(aa)	(Ownership of assets) Each member of the Group is the sole legal and beneficial owner of all its assets and no person that is not a Group member holds or has the benefit of a Security Interest over any of its assets other than under a Permitted Security Interest.

12.2	Reliance on and repetition of representations and warranties

(a)	The Borrower acknowledges that the Lender has entered the Finance Documents in reliance on the representations and warranties in clause 12.1.

(b)	The representations and warranties made in clause 12.1 are taken to be repeated by each Borrower on the Closing Date, the date of each Drawdown Notice, the last day of each Interest Period and the date of any repayment of any part of a Loan by reference to the circumstances then existing.

13	Undertakings

13.1	Positive undertakings

The Borrower undertakes to the Lender as follows, except to the extent that the Lender consents otherwise.

(a)	(Corporate reporting and information) It will provide to the Lender:

(i)	(Annual Financial Reports) as soon as practicable (but in any event within 120 days) after the end of each of its financial years copies of its consolidated and unconsolidated audited Financial Reports in respect of that financial year;

(ii)	(Semi-Annual Financial Reports) as soon as practicable (but in any event within 90 days) after the first half of each of its financial years copies of its consolidated and unconsolidated unaudited Financial Reports in respect of that half-year;

(iii)	(Quarterly reports) as soon as practicable (but in any event within 30 days) after the end of each calendar quarter copies of its quarterly activities and cash flow report;

(iv)	(Forecasts) as soon as available (but in any event within 30 days) after the end of each of its financial years, forecasts prepared by its management, together with management commentary as to plans and their associated rationale for the year in question, of the Borrower, in form reasonably satisfactory to the Lender, of cash flow statements, income statements and overall full financial year budget;

(v)	(Monthly Financial Reports) no later than 20 days following the end of each calendar month following the Closing Date, a financial report including aged debtors, balance sheet containing current assets and liabilities and a monthly cashflow statement showing year-to-date expenditures versus budget;

(vi)	(Reserve statements) as soon as practicable and applicable (and within 3 Business Days of their completion), updated resource and reserve statements;

(vii)	(Tenements and Authorisations) as soon as practicable (and within 3 Business Days of receipt) copies of any notice of any breach, non-compliance, defect, adverse claim or other material issue with respect to any Tenement or Authorisation;

(viii)	(Compliance Certificate) within 20 days of the end of each calendar month, a Compliance Certificate;

(ix)	(Litigation) promptly, written particulars of any litigation, arbitration, Tax claim, dispute or administrative or other proceeding in relation to it involving a claim exceeding A$500,000 or its equivalent in any other currency or which is otherwise likely to have a Material Adverse Effect;

(x)	(Government Agency) promptly on receipt, any notice, order or material correspondence from or with a Government Agency relating to its business or assets; and

(xi)	(other information) promptly, any other information in relation to its financial condition or business which the Lender may reasonably request.

(b)	(Accounting principles) It will ensure that the Financial Reports provided to the Lender under paragraph (a):

(i)	comply with Current Accounting Practice except to the extent disclosed in them and with all applicable laws; and

(ii)	give a true and fair view of the matters with which they deal.

(c)	(Notice to Lender) It will provide written notice to the Lender as soon as it becomes aware of:

(i)	any Default;

(ii)	any material dispute between a member of the Group and a Government Agency;

(iii)	any default under any agreement that is material to the Group;

(iv)	any event or series of events, whether related or not, occurs (including a material adverse change in the business, assets, prospects or financial condition of the Borrower or its Subsidiaries), which may have a Material Adverse Effect; and

(v)	any change in its Authorised Officers, giving specimen signatures of any new Authorised Officer appointed, and, where requested by the Lender, evidence satisfactory to the Lender of the authority of any Authorised Officer.

(d)	(Pay Taxes) It will and will ensure that each member of the Group pays all Taxes payable by when due, but:

(i)	it need not pay Taxes for which it has set aside sufficient reserves and which are being contested in good faith, except where failure to pay may have a Material Adverse Effect; and

(ii)	to the extent liable, it will pay those Taxes on the final determination or settlement of the contest.

(e)	(Corporate existence) It will and will ensure that each member of the Group does everything necessary to maintain its corporate existence in good standing and take all reasonable steps to maintain all rights, privileges and franchises (including in respect of the Project) necessary or desirable in the ordinary course of its business. It will not transfer its jurisdiction of incorporation or enter any merger or consolidation.

(f)	(Compliance with law) It will comply and will ensure that each member of the Group complies with all laws, including Environmental Laws, binding on it in all material respects.

(g)	(Authorisations) It will ensure that each Authorisation (including any mining tenement) required for:

(i)	the execution, delivery and performance by it of the Finance Documents to which it is expressed to be a party and the transactions contemplated by those documents;

(ii)	the validity and enforceability of those documents; and

(iii)	the carrying on by it of the Group’s business (including the Project) as now conducted or contemplated (including under Environmental Law), is obtained and promptly renewed and maintained in full force and effect. It will provide copies promptly to the Lenders when they are obtained or renewed.

(h)	(Maintenance of property) It will and will ensure that each member of the Group maintains and preserves all of its properties (including the Tenements and any associated mining rights or concessions) and equipment used in its ordinary course of business or necessary in the operation of the Project in good working order and condition in accordance with Good Operating Practice.

(i)	(Insurances) It will and will ensure that each member of the Group takes out and maintains insurance with respect to its assets and businesses usual for the type and nature of those assets and businesses and which is in keeping with Good Operating Practice.

(j)	(Books and records) It will and will ensure that each member of the Group keeps proper books, records and accounts in which full, true and correct entries complying with Current Accounting Practice are made of all dealings, transactions and assets in relation to its business and activities (including the Project).

(k)	(Inspection of property) It will permit and will ensure that each member of the Group permits the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any time on no less than 10 Business Days’ notice (unless a Default subsists, in which case at the discretion of the Lender), provided the Lender does not unreasonably interrupt any Project activities or the business of the Borrower.

(l)	(Anti-Money Laundering and Counter-Terrorism Laws) It will comply and will ensure that each member of the Group complies at all times with the requirements of all applicable laws or regulations relating to money laundering or terrorist financing, and provide the Lender with any information as necessary for the Lender to comply with such laws and regulations.

(m)	(Project) It will and will ensure that each relevant member of the Group undertakes, develops, operates and maintains the Project in accordance with all laws (including Environmental Laws), Authorisations and Good Operating Practice.

(n)	(Material Contracts)

(i)	It will exercise and will ensure that each relevant member of the Group complies with its rights under and comply with each Material Contract to which it is a party; and

(ii)	It will exercise and will ensure that each relevant member of the Group exercises its rights under each Material Contract:

(A)	if no Event of Default is subsisting, prudently, in accordance with Good Operating Practice; and

(B)	if an Event of Default is subsisting, in accordance with the instructions of the Lender.

(o)	(Tenements) It will comply and will ensure that each relevant member of the Group complies in all material respects with each Tenement and all other access, easement, right of way and other property rights to ensure that it is able to fully utilise and exploit those tenements and other rights without any additional adverse conditions or unbudgeted expense.

(p)	(Conduct of business) It will (and shall ensure its Subsidiaries will) maintain and operate its business in accordance with industry standard good mining and environmental, social and governance (ESG) practices.

(q)	(Joint Venture)

(i)	It will maintain its ownership of not less than 85% of the outstanding shares of AKCM (AUST) Pty Ltd;

(ii)	It will ensure that AKCM (AUST) Pty Ltd maintains ownership of 100% of the membership interests in AK Custom Mining LLC and AK Operations LLC; and

(iii)	It will make all payments of its portion of approved joint venture expenses pursuant to the Incorporated Joint Venture Agreement, dated 17 December 2017, between the Borrower, AK Minerals Pty Ltd and AKCM (AUST) Pty Ltd.

(r)	(PPSR registrations) It will use its best efforts to ensure that each of the following Personal Property Securities Registrations against it are removed from the Personal Property Securities Register within 6 months of the Closing Date:

(i)	Axis Consultants as security for that certain “Service Deed” referenced in such registration; and

(ii)	Wized Pty Ltd as security for assignment of debt under that certain “Loan Deed” from Chevas to Wized, as referenced in such registration.

13.2	Negative undertakings

The Borrower undertakes to the Lender as follows, except to the extent that the Lender consents otherwise.

(a)	(Finance Debt) It will not incur and will ensure that no member of the Group incurs any Finance Debt except Permitted Finance Debt.

(b)	(Disposal of assets) It will not and will ensure that each member of the Group does not sell or otherwise dispose of, part with possession of, or create an interest in all or any part of its assets except a Permitted Disposal.

(c)	(Sale and Lease back) It will not and will ensure that each member of the group does not sell or otherwise dispose of any of its assets to a person where, under the terms of that sale or disposal, or under a related transaction, that asset is or may be leased to the Borrower or its Associate.

(d)	(Negative pledge) It will not and will ensure that each member of the Group does not create or allow to exist a Security Interest over its assets other than a Permitted Security Interest.

(e)	(Partnership, joint ventures and mergers) It will not and will ensure that each member of the Group does not enter into a new partnership or joint venture or merge into or consolidate with another person.

(f)	(Constitution) It will not and will ensure that each member of the Group does not amend, supplement or modify its constituent documents, operating agreement, by-laws or other organisational documents or the terms and conditions of any other document which is material to the business of the Group without the Lender’s prior written consent.

(g)	(Change of business) It will not and will ensure that each member of the Group does not cease or materially change its business. It will not take action whether by acquisition or otherwise which would materially alter the nature of the business of the Group.

(h)	(Financial assistance) It will not and will ensure that each member of the Group does not:

(i)	advance money or make available financial accommodation to or for the benefit of; or

(ii)	give a Guarantee or Security Interest in connection with an obligation or liability of, a person, other than:

(iii)	a Security Interest which is a Permitted Security Interest;

(iv)	the deposit of funds with a bank in the ordinary course of its business unless it owes Finance Debt to that bank and the bank is not a Lender;

(v)	allowing its customers to acquire goods and services on extended terms (not exceeding 45 days) in the ordinary course of trading; or

(vi)	intercompany loans between Group members which, in the case of any loan from a Group member to the Borrower, is subordinated to the Finance Debt incurred under the Finance Documents on terms acceptable to the Lender.

(i)	(Commercial Dealings) It will not and will ensure that each member of the Group does not enter into any transaction with any person if that transaction is not on arm’s length commercial terms or more favourable to the Borrower.

(j)	(Acquisitions) It will not and will ensure that each member of the Group does not acquire any new business or Subsidiary other than as part of a Permitted Transaction.

(k)	(Share capital) It will not and will ensure that each member of the Group does not:

(i)	pass any resolution to reduce its share capital or authorise it to purchase its shares, pass any resolution under Chapter 2J of the Corporations Act (or an equivalent provision) or call any meeting to consider such a resolution; or

(ii)	issue any share capital to any person if that issue would result in the Borrower not having capacity under the Listing Rules or any applicable law to issue any Nova Shares or options required to be issued to the Lender under clause 6 or clause 7.1 without further shareholder approval; provided nothing in this paragraph (k) shall restrict the Borrower’s ability to pass any resolution to refresh the Borrower’s placement capacity under ASX Listing Rule 7.1.

(l)	(Distributions) It will not declare, pay or distribute any money or other asset (including by management or other fee, interest, dividend, buy back, return of capital, repayment, redemption or payment of or relating to subordinated debt) to or for the benefit of a shareholder in that capacity or to any Associate of it or any such holder except:

(i)	by a Subsidiary to the Borrower;

(ii)	payments of fees to management and directors in the ordinary course of business; or

(iii)	subject to clause 6 solely by way of distribution of shares.

(m)	(Capital Expenditure): It will not and will ensure that each member of the Group does not incur development or capital expenditure exceeding A$2,000,000 or its equivalent in any other currency in total on a consolidated basis in any calendar year above the financial yearly budgeted capital expenditure (which has been reviewed by the Borrower), other than with the Lender’s prior consent.

(n)	(Material Contracts) It will not and will ensure that each member of the Group does not:

(i)	breach or default under;

(ii)	amend or vary, or waive any rights in any material respect under, in any material respect; or

(iii)	terminate, repudiate or rescind or accept any termination, repudiation or rescission of, any Material Contract without the Lender’s prior consent.

(o)	(Tenements) It will not and will ensure that each member of the Group does not:

(i)	breach or default under;

(ii)	amend or vary, or waive any rights in any material respect under;

(iii)	terminate, repudiate or rescind or accept any termination, repudiation or rescission of, any Tenement or any other access, easement, right of way and other property right required to explore, develop and operate its assets without the Lender’s prior consent.

13.3	Financial Covenants

At the end of each calendar month the Borrower shall ensure that the Group has:

(a)	(Minimum liquidity) a minimum month-end consolidated cash balance of at least US$2,000,000;

(b)	(Working Capital) positive Working Capital tested at the end of each calendar month; and

(c)	(Creditors) an average ageing limit on accounts payable by members of the Group not exceeding 45 days.

13.4	Term of undertakings

Each undertaking in this clause continues from the date of this agreement until the Outstanding Money is fully and finally paid.

14	Events of Default

14.1	Events of Default

Each of the following is an Event of Default (whether or not it is in the control of the Borrower).

(a)	(Payment Default) The Borrower fails to pay an amount payable by it under a Finance Document when due, unless:

(i)	its failure to pay is caused by an administrative or technical error; and

(ii)	payment is made within 3 Business Days of its due date

(b)	(Financial covenants) The Borrower fails to comply with clause 13.3.

(c)	(Other defaults) The Borrower fails:

(i)	to comply with any of its other obligations under a Finance Document except where that failure can be remedied within 10 Business Days of the earlier of (A) the Lender giving notice to the Borrower and (B) the Borrower becoming aware of the failure, and the failure is remedied to the satisfaction of the Lender within that period; or

(ii)	to satisfy within the time stipulated anything which the Lender made a condition of its waiving compliance with, or providing consent with respect to, a condition precedent, condition subsequent or undertaking in a Finance Document.

(d)	(Misrepresentation) A representation, warranty or statement by or on behalf of an Borrower in a Finance Document, or in a document provided under or in connection with a Finance Document, is not true in a material respect or is misleading when made or repeated except where the circumstances giving rise to such misrepresentation are capable of remedy within 10 Business Days of the earlier of (A) the Lender giving notice to the Borrower and (B) the Borrower becoming aware of the misrepresentation, and are remedied to the satisfaction of the Lenders within that period.

(e)	(Cross default) Finance Debt of the Borrower or its Subsidiary totalling at least A$750,000 or its equivalent in another currency:

(i)	is not paid when due (or within an applicable grace period); or

(ii)	becomes due and payable or capable of being declared due and payable before its stated maturity or expiry.

(f)	(Administration, winding up, arrangements, insolvency etc)

(i)	An administrator of the Borrower or any of its Subsidiaries is appointed.

(ii)	Except for the purpose of a solvent reconstruction or amalgamation previously approved by the Lender:

(A)	an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting, an application to a court or other steps (other than frivolous or vexatious applications, proceedings, notices and steps) are taken for:

(1)	the winding up, dissolution or administration of the Borrower or any of its Subsidiaries; or

(2)	the Borrower or any of its Subsidiaries entering into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them; or

(B)	The Borrower or any of its Subsidiaries ceases, suspends or threatens to cease or suspend the conduct of all or a substantial part of its business or disposes of or threatens to dispose of a substantial part of its assets.

(iii)	The Borrower or any of its Subsidiaries:

(A)	is, or under legislation is presumed or taken to be, insolvent (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute); or

(B)	stops or suspends or threatens to stop or suspend payment of all or a class of its debts.

(g)	(Enforcement against assets)

(i)	a receiver, receiver and manager, administrative receiver or similar officer is appointed to;

(ii)	a Security Interest (including a cross security) becomes enforceable or is enforced over; or

(iii)	a distress, attachment or other execution is levied or enforced or applied for over, all or any of the assets and undertakings of the Borrower or any of its Subsidiaries.

(h)	(Investigation) An investigation by a Government Agency into all or part of the affairs of the Borrower or any of its Subsidiaries commences under companies legislation in circumstances which may have a Material Adverse Effect.

(i)	(Vitiation of Finance Documents)

(i)	All or any part of a Finance Document is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect;

(ii)	a party becomes entitled to terminate, rescind or avoid all or part of a Finance Document; or

(iii)	a party other than a Lender alleges or claims that an event described in sub-paragraph (i) has occurred or that it is entitled as described in sub-paragraph (ii).

(j)	(Change of business) The Borrower or any of its Subsidiaries commences any substantive business activity not related to mining exploration, development or recovery of minerals.

(k)	(Control of the Borrower) Without the prior consent of the Lender:

(i)	a Change of Control occurs in respect of the Borrower;

(ii)	the Borrower becomes a Subsidiary of another person; or

(iii)	there is a disposal of shares in a direct or indirect Subsidiary of the Borrower.

(l)	(Abandonment of Project) Without the prior consent of the Lender, the Borrower or its relevant Subsidiary abandons the Project or any material portion of the Tenements and other mining rights or assets of the Group.

(m)	(Compulsory acquisition)

(i)	All or any substantial part of the assets of the Borrower or its Subsidiary is compulsorily acquired by or by order of a Government Agency or under law;

(ii)	a Government Agency orders the sale, vesting or divesting of all or any substantial part of the assets of the Borrower or its Subsidiary; or

(iii)	a Government Agency takes a step for the purpose of any of the above.

(n)	(Reduction of capital) Without the prior consent of the Lender, the Borrower:

(i)	reduces its capital (including a purchase of its shares and a redemption of redeemable shares);

(ii)	passes a resolution to reduce its capital or to authorise it to purchase its shares or passes a resolution under chapter 2J of the Corporations Act or an equivalent provision, or calls a meeting to consider any such resolution; or

(iii)	applies to a court to call any such meeting or to sanction any such resolution or reduction.

(o)	(Amendment of constitution) The constitution or other constituent document of any Borrower or any of its Subsidiaries is amended in a material respect.

(p)	(Revocation of Authorisation) An Authorisation which is:

(i)	material to:

(A)	the performance by the Borrower of a Finance Document or the validity and enforceability of a Finance Document; or

(B)	the development, operation or maintenance of the Project (including mining rights or tenements),

is repealed, revoked, terminated or expires, or is modified or amended or conditions are attached to it in a manner which could have a Material Adverse Effect, and is not replaced by another Authorisation acceptable to the Lender within 30 days of the relevant event.

(q)	(Material Contract termination) All or any material part of a Material Contract is repudiated, rescinded, cancelled or terminated (other than by performance) or is or becomes void, voidable, illegal, invalid, unenforceable or of limited force and effect, and the Material Contract is not replaced within 45 days of the relevant event.

(r)	(Environmental event)

(i)	(A)	Any person takes action;

(B)	there is a claim; or

(C)	there is a requirement of expenditure or of cessation or alteration of activity, under Environmental Law against or by the Borrower or any of its Subsidiaries, which may have a Material Adverse Effect.

(s)	(Litigation) Any litigation, arbitration, administrative, governmental, regulatory or other investigation, proceeding or dispute is commenced or threatened, or any judgment or order of a court, arbitral body or agency is made, in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against the Borrower or any of its Subsidiaries or any of their assets which is reasonably likely to be adversely determined and which has or is reasonably likely to have a Material Adverse Effect.

(t)	(Audit qualification) The auditors of the Borrower qualify the audited annual consolidated financial statements of the Group (except if any such audit qualification has resulted from the inability of Borrower to obtain the audited financial statements for Snow Lake Resources Limited for the same fiscal year, subject to the Borrower owning more than 20% of the equity in Snow Lake Resources Ltd).

(u)	(Insurance failure) The Borrower or its Subsidiary fails to obtain or maintain insurance in accordance with clause 13.1(i), or an insurance policy required in accordance with clause 13.1(i) is cancelled or terminated and is not replaced within 30 days.

(v)	(Pension) The Borrower or its Subsidiaries breaches the terms of any union, pension or other employee-related law, regulation or arrangement (including any event under Section 4043(c) of Employee Retirement Income Security Act of 1974) which could reasonably be expected to result in (i) a Material Adverse Effect or (ii) liability of any Group member in an aggregate amount exceeding A$1,000,000; or

(w)	(Material adverse change) Any other event or series of events, whether related or not, occurs (including a material adverse change in the business, condition (financial or otherwise), operation, prospects or performance of a Group member or the Project) or a change occurs in any asset, liability, ownership or change of a majority of the board composition of a Group member which has a Material Adverse Effect.

14.2	Consequences

In addition to any other rights provided by law or any Finance Document, at any time while an Event of Default subsists the Lender may do all or any of the following:

(a)	by notice to the Borrower declare the Outstanding Money immediately due and payable, and the Borrower shall immediately pay the Outstanding Money;

(b)	by notice to the Borrower cancel the Loans and their obligation to provide the Loans; and/or

(c)	at the cost of the Borrower, appoint a firm of independent accountants, engineers or other experts to review and report to the Lender on the affairs, financial condition and business of any Group member or the Project.

The Borrower shall do, and ensure that each Group member does, everything in its power to ensure the review and report can be carried out promptly, completely and accurately. Without limitation, it shall co-operate fully with the review and ensure that the accountants and experts are given access to all premises and records of the Group and are given all information concerning the Group or the Project which the Lender requires from time to time. It shall ensure that all officers and employees of the Borrower and its Subsidiaries do the same.

15	Indemnities and Break Costs

15.1	Indemnities

The Borrower indemnifies the Lender against any loss, cost, liability or expense (including legal costs on a full indemnity basis) which the Lender (or any officer or employee of the Lender) incurs as a result of or in connection with:

(a)	any Default or breach of a Finance Document;

(b)	any exercise or attempted exercise of any right, power or remedy under any Finance Document or any failure to exercise any right, power or remedy;

(c)	the Loan requested in the Drawdown Notice not being provided for any reason (including failure to fulfil a condition precedent but excluding default by the Lender);

(d)	the Lender receiving payments of principal in respect of the Loan before the last day of an Interest Period for any reason, including prepayment in accordance with this agreement, but excluding default by the Lender; or

(e)	the Lender acting in connection with a Finance Document in good faith on facsimile or email instructions purporting to originate from the offices of the Borrower or to be given by an Authorised Officer of the Borrower.

15.2	Break costs

(a)	If the Lender receives or recovers all or part (the Received Amount) of any Loan or overdue amount before the last day of an Interest Period, the Borrower shall pay the Lender on demand the amount (if any) by which:

(i)	the interest which the Lender should have received on the Received Amount for the period from the date of receipt or recovery of the Received Amount to the last day of its current Interest Period, had it not been paid until that last day;

exceeds:

(ii)	the interest which the Lender determines that it would obtain by placing an amount equal to the Received Amount on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on that last day.

(b)	If for any reason the Borrower revokes, or fails to draw in accordance with, a notice given by it, then on demand it must pay the amount which would have been payable under paragraph (a) if the Loan had been drawn down and prepaid on the specified drawdown day.

16	Arrangement Fees

The Borrower shall pay to the Lender an arrangement fee:

(a)	on the Closing Date in an amount equal to 1.0% of the Tranche 1 Funded Amount, which may, at the Borrower’s election, be netted against the Tranche 1 Principal Amount; and

(b)	on the Drawdown Date for the Tranche 2 Principal Amount, an amount equal to 1.0% of the Tranche 2 Funded Amount, which may, at the Borrower’s election, be netted against the Tranche 2 Funded Amount.

17	Expenses

(a)	The Borrower shall reimburse the Lender for its reasonable and documented expenses in relation to:

(i)	The preparation, execution and completion of the Finance Documents and any subsequent registration, administration of or consent, agreement, approval, waiver or amendment to the Finance Documents after the date of this agreement; provided, however, that such expenses incurred up to the Closing Date shall not exceed $85,000 unless otherwise agreed between the Lender and the Borrower.

(ii)	any actual or contemplated enforcement of the Finance Documents, or the actual or contemplated exercise, preservation or consideration of any rights, powers or remedies under the Finance Documents; and

(iii)	any enquiry by a Government Agency concerning the Borrower, its Subsidiaries or the Project or a transaction or activity the subject of the Finance Documents, or in connection with which, financial accommodation or funds raised under a Finance Document are used or provided.

Such reimbursement includes:

(iv)	legal costs and expenses (including lawyers charged at their usual rates) on a full indemnity basis, any out of pocket expenses incurred in any review or environmental audit or in retaining consultants to evaluate matters of material concern to the Lender; and

(v)	ongoing compliance costs associated with the Loan.

(b)	The Lender shall provide the Borrower a statement of actual costs, with accompanying invoices, within 15 days following the Closing Date. Should these amount to less than any amount paid by the Borrower to the Lender prior to the Closing Date pursuant to this clause 17, the Lender will refund the difference to the Borrower within 10 Business Days.

18	Duties and GST

18.1	Duties

(a)	The Borrower shall pay or reimburse the Lender for all stamp, transaction, registration and similar Taxes (including fines and penalties) on or in relation to the execution, delivery, performance or enforcement of any Finance Document or any payment, receipt or other transaction contemplated by any Finance Document.

(b)	The Borrower shall indemnify the Lender against any liability resulting from delay or omission to pay those Taxes except to the extent the liability results from failure by the Lender to pay any Tax after having been put in funds (with all necessary documents) to do so by the Borrower.

18.2	GST

All payments (including the provision of any non-monetary consideration) to be made by the Borrower under or in connection with any Finance Document have been calculated without regard to GST.

(a)	If all or part of that payment is the consideration for a taxable supply for GST purposes then, when the Borrower makes the payment:

(i)	it must pay to the Lender an additional amount equal to that payment (or part) multiplied by the appropriate rate of GST (currently 10%); and

(ii)	the Lender will promptly provide to the Borrower a tax invoice complying with the relevant GST legislation.

(b)	Where under any Finance Document the Borrower is required to reimburse or indemnify for an amount, the Borrower will pay the relevant amount (including any sum in respect of GST) less any GST input tax credit the Lenders determines that it is entitled to claim in respect of that amount.

19	Anti-corruption and Sanctions

(a)	The Borrower shall, and shall procure each of the Subsidiaries will, comply with and conduct its business in compliance with Sanctions and shall not knowingly (acting with due care and enquiry) engage in any transaction, activity or conduct that would violate any Sanctions applicable to it.

(b)	The Borrower undertakes that it will not (and shall ensure that no Subsidiary will) use the proceeds of a Loan to fund any activities of, or business with, any person, or in any other manner that would result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions to the extent they are applicable to it.

(c)	The Borrower shall (and shall ensure that each Subsidiary will) adopt, as necessary, and maintain, policies and procedures designed to promote and achieve compliance with Sanctions applicable to it.

20	Anti-money laundering

20.1	Compliance

The Borrower must (and shall ensure that each Subsidiary will) comply with all Sanctions which are applicable to it.

20.2	No Restricted Party

The Borrower will (and shall ensure that none of its Subsidiaries will) become a Restricted Party or act on behalf of, or an agent of, a Restricted Party, to the extent this would lead to non- compliance by it with any applicable Sanctions.

20.3	Block transactions

The Borrower agrees that the Lender may delay, block or refuse to process any transaction without incurring any liability if the Lender knows or suspects that:

(a)	the transaction or the application of its proceeds may breach or cause the Lender to breach any laws or regulations within Australia or any other applicable jurisdiction or its Associates under any such law or regulation;

(b)	the transaction or the application of its proceeds involves any Restricted Party or is connected, directly or indirectly, to any Restricted Party; or the transaction or the application of its proceeds may directly or indirectly involve the proceeds of, or be applied for the purposes of, conduct which is unlawful within Australia or any other applicable jurisdiction.

20.4	Provision of information

The Borrower must provide all information that the Lender may require in order to manage its anti-money laundering, terrorism-financing or economic and trade sanctions risk or to comply with any laws or regulations in Australia or any other applicable jurisdiction. The Borrower agrees that the Lender may disclose any information concerning the Borrower or its Subsidiaries to:

(a)	any law enforcement, regulatory agency or court where required by any such law or regulation in Australia or any other applicable jurisdiction; and

(b)	any correspondent any Lenders uses to make the payment for the purpose of compliance with any such law or regulation.

20.5	No breach of Sanctions

The Borrower declares and undertakes to the Lender that:

(a)	the processing of any transaction by the Lender in accordance with the Borrower’s express instructions will not breach any laws or regulations in Australia or any other country (including any applicable Sanctions);

(b)	it will not (and will procure that each of its Subsidiaries will not) and will not permit or authorise any other person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any Loan or other transaction(s) contemplated by this agreement:

(i)	to fund any trade, business or other activities involving or for the benefit of any Restricted Party; or

(ii)	in any other manner that would reasonably be expected to result in the Borrower, its Subsidiaries or Lender being in breach of any Sanctions (if and to the extent applicable to either of them) or becoming a Restricted Party.

21	General PPSA Provisions

(a)	No security interest (as defined in the PPSA) is created under any Finance Document. The remaining provisions of this clause 21 only become applicable if the Borrower grants a Security Interest under any future Finance Document.

(b)	The Lender need not give any notice under the PPSA (including a notice of a verification statement) under or arising out of anything relating to that security interest or Finance Document unless the notice is required by the PPSA and the giving of it cannot be excluded.

(c)	The Borrower waives its right to receive anything from any Lenders under section 275 of the PPSA, and shall not make any request of the Lender under that section.

(d)	The Borrower authorises and requests the Lender under section 275(7)(c) of the PPSA to obtain from the holder of any other Security or PPSA Deemed Security Interest over the relevant collateral any of the information referred to in section 275(1) of the PPSA.

(e)	Each party contracts out of each provision of the PPSA which section 115 permits, except sections 117, 118, 123, 126, 128, 129, 134(1) and 135. However, each of those sections is contracted out of to the extent that a provision in it would be contrary to or limit an express or implied right on the part of the Lenders provided for in the relevant Finance Document.

(f)	Any disposal or other exercise of any right, power or remedy under this agreement will only be taken to be made under a provision which has not been excluded in paragraph (d), if the Lenders so elects.

22	Set-Off

(a)	To the extent the Borrower pays any amount other than in US dollars, then the Lender may set-off any obligation of any type in any currency that it owes the Borrower (including any credit balance in any account of the Borrower with any branch of the Lender) against any obligation of the Borrower to the Lender under or in relation to any Finance Document to pay any sum. The Lender need not make the set-off. This right is independent of any security interest granted under the Finance Documents.

(b)	The Lender may exchange currencies to make that set-off. Any right of set-off will extinguish the relevant obligations only to the extent set-off.

23	Lender Audit Rights and Reporting Rights

(a)	The Lender (or, at its election, an independent third party) shall have the right to undertake financial audits (including inspection, during business hours, of the books and records of the Borrower and affiliates) and technical inspections, including a site visit , not to exceed one financial audit and one technical audit per calendar year, except if such audit reveals a material breach of the Finance Documents, in which case the Lenders shall be entitled to conduct financial and technical audits without restriction, until such time as two consecutive audits performed at least six months apart reveal the absence of a breach. While conducting each audit, the Lender will use reasonable endeavours to carry out such audits in a manner that will result in minimum disruption to the Borrower’s operations.

(b)	The Lender will pay all costs of any such audit unless a material breach of the Finance Documents is determined to exist, in which case, the Borrower will reimburse the Lender for its costs of such audit.

(c)	The Borrower will meet with the Lender (either in person or via video or telephone call) to update the Lender on the Borrower and the Project within 2 weeks of the release of each annual, half yearly and quarterly cash flow report that the Borrower must lodge with the ASX. Prior to such meetings, the Borrower will provide drafts of such annual, half yearly and quarterly cash flow reports and other information about the Project that the Borrower deems appropriate. Any Authorised Officer of the Lender will have the right to attend such meetings. The Borrower will take all reasonable steps to facilitate the Lender’s Authorised Officer’s attendance, including providing invitations and access to dial-in, teleconferences or premises.

(d)	In case of a Default, the Borrower will give the Lender 14 days’ (or as soon as possible) notice of any meetings of its board of directors. An Authorised Officer of the Lender will have the right to attend and observe any board meeting of the Borrower (but not to participate in such a meeting), either in person or via teleconference/dial-in. The Borrower will take all reasonable steps to facilitate the Lender’s Authorised Officer’s attendance.

24	Waivers, Remedies Cumulative

(a)	No failure to exercise and no delay in exercising any right, power or remedy under any Finance Document operates as a waiver, nor does any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

(b)	The rights, powers and remedies provided to the Lenders in the Finance Documents are in addition to, and do not exclude or limit, any right, power or remedy provided by law.

25	Severability of Provisions

Any provision of any Finance Document which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of that Finance Document nor affect the validity or enforceability of that provision in any other jurisdiction.

26	Survival of Obligations

(a)	(Representations and warranties) Each representation or warranty in a Finance Document survives the execution and delivery of the Finance Documents and the provision of financial accommodation.

(b)	(Indemnity) Each indemnity, reimbursement or similar obligation in a Finance Document and clauses 9 (Tax Gross Up and Indemnities) and 10 (Change in Law):

(i)	is a continuing, separate and independent obligation;

(ii)	is payable on demand; and

(iii)	survives termination or discharge of the relevant Finance Document and repayment of financial accommodation.

Where a party is obliged to indemnify another party against a loss, cost, charge, liability, expense, deficiency or other amount, it shall pay on demand from time to time the amount stated by the other party to be the amount indemnified against.

27	Moratorium Legislation

To the full extent permitted by law all legislation which at any time directly or indirectly:

(a)	lessens, varies or affects in favour of the Borrower any obligation under a Finance Document; or

(b)	delays, prevents or prejudicially affects the exercise by the Lender of any right, power or remedy conferred by a Finance Document, is excluded from the Finance Documents.

28	Assignments

28.1	Assignment by Borrower

The Borrower may only assign or transfer any of their rights or obligations under this agreement with the prior consent of the Lender.

28.2	Assignment by Lender

The Lender may assign or transfer all or any of its rights or obligations under the Finance Documents at any time if:

(a)	the transferee or assignee is a Related Entity of the Lender, a financial institution, participant in the term loan B market, CLO or CDO investment vehicle or other investor;

(b)	the Borrower has given its prior consent, which consent:

(i)	must not be withheld unreasonably; and

(ii)	will be taken to have been given if no response is received within 10 Business Days of the request for consent; or

(c)	an Event of Default is subsisting.

28.3	Sub-participations and security

(a)	The Lender may, without the consent of the Borrower, assign, transfer, sub-participate, grant a Security Interest over or otherwise deal with all or any part of its monetary rights and benefits under the Finance Documents to a securitisation vehicle, financial institution or other party that provides funding to the Lender if the Lender remains the Lender of record.

(b)	The Lender will notify the Borrower of any agreement that has been reached with any other party to sell, assign or issue participation interests in any of its rights in whole or in part at least 5 Business Days prior to executing such agreement.

28.4	Disclosure

The Lender may, without the consent of the Borrower, disclose any information which relates to the Borrower, the Project or a Finance Document or was furnished or disclosed in connection with the Finance Documents, to:

(a)	any ratings agency or Government Agency;

(b)	a proposed assignee, transferee or sub-participant in the Loan;

(c)	any provider (prospective provider) of funding to or investor in the Lender; and

(d)	any Government Authority to which the Lender is required to provide that information, provided (in the case of paragraph (b) or (c)) each such party agrees to be bound by the confidentiality obligations equivalent to those set out in this clause 28.4 and clause 32.

The Lender acknowledges that (i) the Borrower is an Australian public company listed on the ASX and (ii) the Lender may receive material non-public information (MNPI) under the terms of this agreement.

The Lender agrees to:

(e)	comply with Australian and any other applicable securities laws in relation to trading in securities of the Borrower and

(f)	not trade in securities of the Borrower while the Lender is in possession of MNPI, which shall include any document or other communication that the Borrower has identified to the Lender as being MNPI; provided, however, this provision shall not apply to the extent such MNPI is (i) subsequently lodged with the ASX, (ii) otherwise made public by the Borrower or a third party independent of the Lender or (iii) if the Borrower subsequently informs the Lender that the information is no longer MNPI.

In the event the Lender were to breach any provision in this clause 28.4 that results in any regulatory or legal action, then the Lender agrees that it may be liable to Borrower for damages arising from Lender’s breach of any provision of this clause 28.4 and that Lender will reimburse the Borrower for any costs and out-of-pocket expenses that it incurs as a direct result of such regulatory or legal action to the extent the regulatory or legal action is caused by the breach.

For the avoidance of doubt, Lender may request at any time to cease receiving MNPI from Borrower, in which case Borrower will not provide any MNPI to Lender until such time, if any, as Lender requests to receive such information as set out in this Agreement.

28.5	No increased costs

If:

(a)	the Lender assigns or transfers any of its rights or obligations under the Finance Documents; and

(b)	as a result of circumstances existing at the date the assignment or transfer, the Borrower would be obliged to make a payment to the assignee or transferee under clause 9 or clause 10, then the transferee or assignee is only entitled to receive payment under those clauses to the same extent as the Lender would have been if the assignment or transfer had not occurred.

29	Amendment of Finance Documents

(a)	A provision of this agreement or a right created under it, may not be amended except in writing, signed by all parties.

(b)	Nothing in this clause limits the right of the Lenders to grant a waiver or release.

30	Notices

All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this agreement:

(a)	must be in writing signed by an Authorised Officer of the sender (or in the case of an email message, sent from the email address of an Authorised Officer of the sender); and

(b)	will be conclusively taken to be given or made when delivered, received or left at the address, email address or fax number of the recipient shown in Schedule 1 or to any other address, fax number or email address which it may have notified the sender but, if delivery or receipt is on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4pm (local time), it will be conclusively taken to have been received at the commencement of business on the next day on which business is generally carried on in that place.

31	Process Agent

Each of the Lender and the Borrower irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought with respect to or otherwise arising out of or in connection with any Finance Document by the mailing thereof (by registered or certified mail, postage prepaid) to:

in the case of the Lender:

the address of the Lender at Nebari Partners, LLC of 460 NE 28th Street, Unit 4201, Miami, Florida 33137, USA (with a digital copy sent to the attention of the Corporate Secretary at corporatesecretary@nebari.com)

in the case of the Borrower:

to the address of the Borrower at Nova Minerals Limited, of Suite 602, 566 St Kilda Road, Melbourne, VIC 3004, Australia (with digital copy sent to the attention of the Director of Finance and Compliance at craig@novaminerals.com.au).

32	Confidentiality

32.1	Confidentiality

Except as permitted in clause 28.4 or clause 32.2:

(a)	the Lender shall not disclose information and documents supplied by the Borrower in connection with the Finance Documents which are specifically indicated by the Borrower to be confidential and are not in the public domain; and

(b)	no party shall disclose any information of the kind mentioned in section 275(1) of the PPSA.

32.2	Permitted disclosure

The Lender may disclose information or documents:

(a)	in enforcing a Finance Document, in a proceeding arising out of or connected with a Finance Document or to the extent that disclosure is regarded by the Lender as necessary to protect its interests;

(b)	as required under an order of a Government Agency or any procedure for discovery in any proceedings;

(c)	as required under any law (except to the extent the requirement can be excluded or limited by contract or by a confidentiality obligation) or under any administrative guideline, directive, request or policy with which responsible financial institutions similarly situated would normally comply;

(d)	as required or permitted by any Finance Document;

(e)	to a ratings agency and its advisers;

(f)	to a trustee associated with any financing conduit and its advisers;

(g)	to a proposed assignee, transferee or sub-participant in the Loan;

(h)	to any provider (prospective provider) of funding to or investor in the Lender; and

(i)	to its legal advisers and its consultants; or

(j)	with the prior consent of the Borrower, which consent will not be unreasonably withheld, subject to, in the case of paragraphs (f), (g), (h) or (i) the party to whom the information or documents are disclosed agreeing with the Borrower to keep them confidential in a manner consistent with this clause.

32.3	Survival of obligation

This clause survives the termination of this agreement.

33	Authorised Officers

The Borrower irrevocably authorises the Lender to rely on a certificate by a person purporting to be its director or secretary as to the identity and signatures of its Authorised Officers. The Borrower warrants that those persons have been authorised to give notices and communications under or relating to the Finance Documents.

34	Governing Law and Jurisdiction

This agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation is governed by the laws of the State of Victoria, Australia. Each of the Lender and the Borrower irrevocably accepts the exclusive jurisdiction of courts with jurisdiction in the State of Victoria, Australia, and waives any right to object to the venue on any ground.

35	Counterparts

This agreement may be executed in any number of counterparts, each executed by one or more parties. A party may do this by executing a signature page and electronically transmitting a copy to one or more others or their representative.

36	Acknowledgement by the Borrower

The Borrower confirms that:

(a)	it has not entered into any Finance Document in reliance on, or as a result of, any conduct of any kind of or on behalf of the Lender or any Related Entity of the Lender (including any advice, warranty, representation or undertaking); and

(b)	neither the Lender nor any Related Entity of the Lender is obliged to do anything (including disclose anything or give advice), except as expressly set out in the Finance Documents.

Schedule 1

Notice Details

1	Lender

Nebari Gold Fund 1, LP

Address	460 NE 28th Street, Unit 4201, Miami, Florida 33137, USA
Email:	corporatesecretary@nebari.com and roderik@nebari.com
Attention:	Corporate secretary

2	Borrower

Nova Minerals Limited (ABN 84 006 690 348)

Address:	Suite 602, 566 St Kilda Rd Melbourne, VIC 3004
Attention:	Director of Finance & Compliance
Email:	craig@novaminerals.com.au and louie@novaminerals.com.au

Schedule 2

Conditions Precedent Part A

Conditions Precedent – Documentation Execution and Closing for Tranche 1 Funded Amount

1	(Verification Certificate) A verification certificate in relation to the Borrower given by a director of the Borrower substantially in the form of Schedule 4 with the attachments referred to and dated no earlier than 10 Business Days before the date of this agreement.

2	(Documents):

(a)	A duly executed counterpart of this agreement.

(b)	Certified copies of each fully executed Material Contract.

3	(Searches) satisfactory results of searches and requisitions in respect of the Borrower and its assets, including ASIC, PPSA searches conducted by the Lender.

4	(Due Diligence) The Lender has completed in form and substance satisfactory to it confirmatory due diligence of the Borrower and its assets.

5	(Finance Debt) Evidence that Finance Debt other than Permitted Finance Debt has or will be repaid in full contemporaneously on the Closing Date.

6	(Investment Committee) The Lender has obtained final investment approval from its Investment Committee.

7	(KYC) Customary and reasonable information from the Borrower as may be necessary for the Lenders to comply with any applicable “know your customer” or similar requirements.

8	(R&Ws) Each of the representations and warranties made by the Borrower in connection with the Finance Documents is true and correct in all respects as of the date of Drawdown Notice and the Closing Date.

9	(Default): No Default shall have occurred or be continuing on the Closing Date or would occur after making the Loan on that date.

10	(Fees) The Borrower has paid all expenses payable to or for the account of the Lender on or before the Closing Date; provided, however, that such expenses shall not exceed $85,000 unless otherwise agreed between the Lender and the Borrower.

11	(Insurance) Evidence that adequate insurance coverage for the Project has been effected and remains current, including polices providing commercially reasonable coverage for construction, installations, equipment, buildings, infrastructure, leases, permits, general liability, third party contractors, environmental and all umbrella policies and riders as are commercially reasonable and typical under Good Operating Practice.

12	(Authorisations) Any corporate and regulatory approvals necessary for the Project and entry in this agreement, including any shareholder approval required for the issuance of any Nova Shares and options that are or may be required to be issued to the Lender under this agreement.

13	(Equity Raise) On or before the Closing Date, evidence that the Borrower has completed or will complete contemporaneously with the Closing Date the Equity Raise.

14	(Group Structure) A certified Group Structure Chart.

15	(Legal Opinion) A legal opinion from Allens in relation to the Borrowers’ entry into the Finance Documents.

16	(Inter-company debt) Certified copies of documentation recording all of the Group’s inter- company Finance Debt.

Part B

Conditions Precedent – for Tranche 2 Funded Amounts

1	(Tranche 1) Tranche 1 Principal Amount has been fully drawn and not prepaid or cancelled.

2	(Documents): Evidence that the Borrower has paid all associated fees and expenses payable to the Lender on or prior to the 10th working day prior to the requested Drawdown Date.

3	(R&Ws) Each of the representations and warranties made by the Borrower in connection with the Finance Documents is true and correct in all respects as of the date of Drawdown Notice and the Drawdown Date.

4	(Default): No Default shall have occurred or be continuing on the Drawdown Date or would occur after making the Loan on that date.

5	(Investment Committee) The Lender has obtained final investment approval from its Investment Committee. If additional studies are required to obtain IC approval, the expenses incurred for these, capped at maximum US$20,000, shall be prepaid by the Borrower.

Drawdown Notice

TO: [*]

[*] — Drawdown Notice

This is an irrevocable notice under clause [*] of the Loan Agreement dated [*] (the Loan Agreement).

1	We wish to draw on [Tranche 1/Tranche 2] of under the Loan Agreement on [*] (the Drawdown Date).

Note: Date is to be a Business Day.

2	The amount of the Loan is [*].

3	We represent and warrant to the Lenders as follows.

(a)	[(Except as disclosed in paragraph (d)] the representations and warranties in the Loan Agreement are true as though they had been made at the date of this Drawdown Notice and the Drawdown Date specified above in respect of the facts and circumstances then subsisting;

(b)	[(Except as disclosed in paragraph (d)] no Default continues or will result from the drawing; [and]

(c)	[Details of the exceptions to paragraphs (a) and (b) are as follows: [*], and we [have taken|propose] the following remedial action [*].] Note: Inclusion of a statement under paragraph (c) will not prejudice the conditions precedent in the Loan Agreement.

Definitions in the Loan Agreement apply in this Drawdown Notice.

On behalf of [*]

By:	[Authorised Officer]

Dated [*]

Verification Certificate

TO:    [*]

US$7,000,000 Facility for Nova Minerals Limited

We are directors of Nova Minerals Limited (the Company).

We refer to the Loan Agreement dated [*] (the Loan Agreement) between the Company and Nebari Gold Fund 1, LP.

Definitions in the Loan Agreement apply in this Certificate.

Attached are true, up-to-date and complete copies of the following.

(a)	A duly stamped and registered power of attorney under which the Company executed any Finance Document to which it is expressed to be a party relating to the above facility. That power of attorney has not been revoked by the Company and remains in full force and effect.

(b)	Extracts of minutes of a meeting of directors of the Company authorising the execution, explaining why the directors believe it is in the best interests of the Company.

(c)	The constitution of the Company if it is not already held by the Lenders.

(d)	Specimen signatures of all those authorised to give drawdown and other notices for the Company or to sign the Finance Documents.

(e)	A copy of the Company’s corporate structure chart.

(f)	The following Authorisations: [*] Note: insert description of relevant documents or correspondences.

(g)	[*] Note: insert other documents required to be certified, Material Contracts etc.

The Company is solvent.

The Company is not prevented by Chapter 2E, Part 5C.7 or any other provision of the Corporations Act from entering into and performing any of the Finance Documents.

Director

Director

Date

Schedule 5

Tenements

	ADL Number	Claim Name	Meridian	Township	Range	Section	Acreage
1	ADL 726071	OXIDE 1	Seward	22N	19W	18	160
2	ADL 726072	OXIDE 2	Seward	22N	19W	7	160
3	ADL 726073	OXIDE 3	Seward	22N	19W	7	160
4	ADL 726074	OXIDE 4	Seward	22N	19W	6	160
5	ADL 726075	OXIDE 5	Seward	22N	20W	1	160
6	ADL 726076	OXIDE 6	Seward	22N	20W	12	160
7	ADL 726077	OXIDE 7	Seward	22N	20W	12	160
8	ADL 726078	OXIDE 8	Seward	22N	20W	13	160
9	ADL 726079	OXIDE 9	Seward	22N	20W	12	160
10	ADL 726080	OXIDE 10	Seward	22N	20W	12	160
11	ADL 726081	OXIDE 11	Seward	22N	20W	1	160
12	ADL 726082	OXIDE 12	Seward	22N	20W	2	160
13	ADL 726083	OXIDE 13	Seward	22N	20W	11	160
14	ADL 726084	OXIDE 14	Seward	22N	20W	11	160
15	ADL 726085	OXIDE 15	Seward	22N	20W	11	160
16	ADL 726086	OXIDE 16	Seward	22N	20W	11	160
17	ADL 726087	OXIDE 17	Seward	22N	20W	10	160
18	ADL 726088	OXIDE 18	Seward	22N	20W	10	160
19	ADL 726089	OXIDE 19	Seward	22N	20W	15	160
20	ADL 726090	OXIDE 20	Seward	22N	20W	15	160
21	ADL 726091	OXIDE 21	Seward	22N	20W	15	160
22	ADL 726092	OXIDE 22	Seward	22N	20W	15	160
23	ADL 726093	OXIDE 23	Seward	22N	20W	16	160
24	ADL 726094	OXIDE 24	Seward	22N	20W	16	160
25	ADL 726095	OXIDE 25	Seward	22N	20W	9	160
26	ADL 726096	OXIDE 26	Seward	22N	20W	10	160
27	ADL 726097	OXIDE 27	Seward	22N	20W	10	160
28	ADL 726098	OXIDE 28	Seward	22N	20W	9	160
29	ADL 726099	OXIDE 29	Seward	22N	20W	2	160
30	ADL 726100	OXIDE 30	Seward	22N	20W	3	160
31	ADL 726101	OXIDE 31	Seward	22N	20W	3	160
32	ADL 726102	OXIDE 32	Seward	22N	20W	4	160

	ADL Number	Claim Name	Meridian	Township	Range	Section	Acreage
33	ADL 728676	OXIDE 33	Seward	22N	20W	13	160
34	ADL 728677	OXIDE 34	Seward	22N	20W	14	160
35	ADL 728678	OXIDE 35	Seward	22N	20W	14	160
36	ADL 726103	STONEY 1	Seward	22N	20W	22	160
37	ADL 726104	STONEY 2	Seward	22N	20W	22	160
38	ADL 726105	STONEY 3	Seward	22N	20W	27	160
39	ADL 726106	STONEY 4	Seward	22N	20W	27	160
40	ADL 726107	STONEY 5	Seward	22N	20W	34	160
41	ADL 726108	STONEY 6	Seward	22N	20W	34	160
42	ADL 726109	STONEY 7	Seward	21N	20W	3	160
43	ADL 726110	STONEY 8	Seward	21N	20W	3	160
44	ADL 726111	STONEY 9	Seward	21N	20W	10	160
45	ADL 726112	STONEY 10	Seward	21N	20W	10	160
46	ADL 726113	STONEY 11	Seward	21N	20W	15	160
47	ADL 726114	STONEY 12	Seward	21N	20W	15	160
48	ADL 726115	STONEY 13	Seward	21N	20W	22	160
49	ADL 726116	STONEY 14	Seward	21N	20W	22	160
50	ADL 726117	STONEY 15	Seward	21N	20W	27	160
51	ADL 726118	STONEY 16	Seward	21N	20W	27	160
52	ADL 726119	STONEY 17	Seward	21N	20W	22	160
53	ADL 725949	STONEY 18	Seward	21N	20W	22	160
54	ADL 725950	STONEY 19	Seward	21N	20W	15	160
55	ADL 726120	STONEY 20	Seward	21N	20W	15	160
56	ADL 726121	STONEY 21	Seward	21N	20W	10	160
57	ADL 726122	STONEY 22	Seward	21N	20W	10	160

	ADL Number	Claim Name	Meridian	Township	Range	Section	Acreage
58	ADL 726123	STONEY 23	Seward	21N	20W	3	160
59	ADL 726124	STONEY 24	Seward	21N	20W	3	160
60	ADL 726125	STONEY 25	Seward	22N	20W	34	160
61	ADL 726126	STONEY 26	Seward	22N	20W	34	160
62	ADL 726127	STONEY 27	Seward	22N	20W	27	160
63	ADL 726128	STONEY 28	Seward	22N	20W	27	160
64	ADL 726129	STONEY 29	Seward	22N	20W	22	160
65	ADL 726130	STONEY 30	Seward	22N	20W	22	160
66	ADL 726131	STONEY 31	Seward	21N	20W	28	160
67	ADL 726132	STONEY 32	Seward	21N	20W	27	160
68	ADL 726133	STONEY 33	Seward	21N	20W	28	160
69	ADL 726134	STONEY 34	Seward	21N	20W	34	160
70	ADL 726135	STONEY 35	Seward	21N	20W	33	160
71	ADL 726136	STONEY 36	Seward	21N	20W	34	160
72	ADL 726137	STONEY 37	Seward	21N	20W	33	160
73	ADL 726138	STONEY 38	Seward	21N	20W	21	160
74	ADL 725951	STONEY 39	Seward	21N	20W	21	160
75	ADL 725952	STONEY 40	Seward	21N	20W	16	160
76	ADL 725953	STONEY 41	Seward	21N	20W	16	160
77	ADL 725954	STONEY 42	Seward	21N	20W	9	160

	ADL Number	Claim Name	Meridian	Township	Range	Section	Acreage
78	ADL 725955	STONEY 43	Seward	21N	20W	9	160
79	ADL 726139	STONEY 44	Seward	21N	20W	4	160
80	ADL 726140	STONEY 45	Seward	21N	20W	4	160
81	ADL 726141	STONEY 46	Seward	22N	20W	33	160
82	ADL 726142	STONEY 47	Seward	22N	20W	33	160
83	ADL 726143	STONEY 48	Seward	22N	20W	28	160
84	ADL 726144	STONEY 49	Seward	22N	20W	28	160
85	ADL 726145	STONEY 50	Seward	22N	20W	21	160
86	ADL 726146	STONEY 51	Seward	22N	20W	21	160
87	ADL 726147	ESTELLE 1	Seward	20N	20W	3	160
88	ADL 726148	ESTELLE 2	Seward	20N	20W	3	160
89	ADL 726149	ESTELLE 3	Seward	20N	20W	10	160
90	ADL 726150	ESTELLE 4	Seward	20N	20W	10	160
91	ADL 726151	ESTELLE 5	Seward	20N	20W	15	160
92	ADL 726152	ESTELLE 6	Seward	20N	20W	16	160
93	ADL 726153	ESTELLE 7	Seward	20N	20W	9	160
94	ADL 726154	ESTELLE 8	Seward	20N	20W	9	160
95	ADL 726155	ESTELLE 9	Seward	20N	20W	4	160
96	ADL 726156	ESTELLE 10	Seward	20N	20W	4	160
97	ADL 726157	ESTELLE 11	Seward	20N	20W	4	160

	ADL Number	Claim Name	Meridian	Township	Range	Section	Acreage
98	ADL 726158	ESTELLE 12	Seward	20N	20W	5	160
99	ADL 725940	ESTELLE 13	Seward	20N	20W	5	160
100	ADL 726159	ESTELLE 14	Seward	20N	20W	4	160
101	ADL 726160	ESTELLE 15	Seward	20N	20W	9	160
102	ADL 726161	ESTELLE 16	Seward	20N	20W	9	160
103	ADL 726162	ESTELLE 17	Seward	20N	20W	16	160
104	ADL 726163	ESTELLE 18	Seward	20N	20W	15	160
105	ADL 726164	ESTELLE 19	Seward	20N	20W	16	160
106	ADL 726165	ESTELLE 20	Seward	20N	20W	16	160
107	ADL 726166	ESTELLE 21	Seward	20N	20W	17	160
108	ADL 725941	ESTELLE 22	Seward	20N	20W	17	160
109	ADL 725942	ESTELLE 23	Seward	20N	20W	8	160
110	ADL 725943	ESTELLE 24	Seward	20N	20W	8	160
111	ADL 726167	ESTELLE 25	Seward	20N	20W	5	160
112	ADL 725944	ESTELLE 26	Seward	20N	20W	5	160
113	ADL 725945	ESTELLE 27	Seward	20N	20W	8	160
114	ADL 726168	ESTELLE 28	Seward	20N	20W	8	160
115	ADL 726169	ESTELLE 29	Seward	20N	20W	17	160
116	ADL 726170	ESTELLE 30	Seward	20N	20W	17	160
117	ADL 726171	ESTELLE 31	Seward	20N	20W	18	160

	ADL Number	Claim Name	Meridian	Township	Range	Section	Acreage
118	ADL 726172	ESTELLE 32	Seward	20N	20W	18	160
119	ADL 726173	ESTELLE 33	Seward	20N	20W	7	160
120	ADL 725946	ESTELLE 34	Seward	20N	20W	7	160
121	ADL 725947	ESTELLE 35	Seward	20N	20W	7	160
122	ADL 725948	ESTELLE 36	Seward	20N	20W	7	160
123	ADL 726174	ESTELLE 37	Seward	20N	20W	18	160
124	ADL 726175	ESTELLE 38	Seward	20N	20W	18	160
125	ADL 726176	ESTELLE 39	Seward	20N	21W	12	160
126	ADL 726177	ESTELLE 40	Seward	20N	21W	12	160
127	ADL 726178	ESTELLE 41	Seward	20N	21W	12	160
128	ADL 726179	ESTELLE 42	Seward	20N	21W	12	160
129	ADL 727286	ESTELLE 43	Seward	20N	21W	13	160
130	ADL 727287	ESTELLE 44	Seward	20N	21W	13	160
131	ADL 727288	ESTELLE 45	Seward	20N	21W	13	160
132	ADL 727289	ESTELLE 46	Seward	20N	21W	13	160
133	ADL 728679	ESTELLE 47	Seward	21N	20W	35	40
134	ADL 728680	ESTELLE 48	Seward	20N	20W	3	40
135	ADL 728681	ESTELLE 49	Seward	20N	20W	3	40
136	ADL 728682	ESTELLE 50	Seward	20N	20W	3	40
137	ADL 728683	ESTELLE 51	Seward	20N	20W	15	160

	ADL Number	Claim Name	Meridian	Township	Range	Section	Acreage
138	ADL 728684	ESTELLE 52	Seward	20N	20W	15	160
139	ADL 726180	EMERALD 1	Seward	20N	21W	24	160
140	ADL 726181	EMERALD 2	Seward	20N	21W	24	160
141	ADL 726182	EMERALD 3	Seward	20N	21W	24	160
142	ADL 726183	EMERALD 4	Seward	20N	21W	24	160
143	ADL 726184	EMERALD 5	Seward	20N	21W	25	160
144	ADL 726185	EMERALD 6	Seward	20N	21W	25	160
145	ADL 726186	EMERALD 7	Seward	20N	21W	25	160
146	ADL 726187	EMERALD 8	Seward	20N	21W	25	160
147	ADL 726188	EMERALD 9	Seward	20N	21W	26	160
148	ADL 726188	EMERALD 10	Seward	20N	21W	26	160
149	ADL 726190	EMERALD 11	Seward	20N	21W	26	160
150	ADL 726191	EMERALD 12	Seward	20N	21W	26	160
151	ADL 726192	EMERALD 13	Seward	20N	21W	35	160
152	ADL 726193	EMERALD 14	Seward	20N	21W	35	160
153	ADL 726194	EMERALD 15	Seward	20N	21W	36	160
154	ADL 726195	EMERALD 16	Seward	20N	21W	36	160
155	ADL 726196	EMERALD 17	Seward	20N	20W	31	160
156	ADL 726197	EMERALD 18	Seward	20N	20W	31	160
157	ADL 726198	EMERALD 19	Seward	20N	20W	32	160

	ADL Number	Claim Name	Meridian	Township	Range	Section	Acreage
158	ADL 726199	EMERALD 20	Seward	20N	20W	32	160
159	ADL 726200	EMERALD 21	Seward	20N	20W	33	160
160	ADL 726201	EMERALD 22	Seward	20N	20W	33	160
161	ADL 726202	EMERALD 23	Seward	20N	20W	32	160
162	ADL 726203	EMERALD 24	Seward	20N	20W	32	160
163	ADL 726204	EMERALD 25	Seward	20N	20W	31	160
164	ADL 726205	EMERALD 26	Seward	20N	20W	31	160
165	ADL 726206	EMERALD 27	Seward	20N	21W	36	160
166	ADL 726207	EMERALD 28	Seward	20N	21W	36	160
167	ADL 726208	EMERALD 29	Seward	20N	21W	35	160
168	ADL 726209	EMERALD 30	Seward	19N	20W	4	160
169	ADL 726210	EMERALD 31	Seward	19N	20W	5	160
170	ADL 726211	EMERALD 32	Seward	19N	20W	5	160
171	ADL 726212	EMERALD 33	Seward	19N	20W	6	160
172	ADL 726213	EMERALD 34	Seward	19N	20W	6	160
173	ADL 726214	EMERALD 35	Seward	19N	21W	1	160
174	ADL 726215	EMERALD 36	Seward	19N	21W	1	160
175	ADL 726216	EMERALD 37	Seward	19N	21W	2	160
176	ADL 725956	EMERALD 38	Seward	20N	21W	35	160
177	ADL 725957	EMERALD 39	Seward	19N	21W	2	160

	ADL Number	Claim Name	Meridian	Township	Range	Section	Acreage
178	ADL 725958	EMERALD 40	Seward	19N	21W	3	160
179	ADL 725959	EMERALD 41	Seward	20N	21W	34	160
180	ADL 725960	EMERALD 42	Seward	20N	21W	34	160
181	ADL 725961	EMERALD 43	Seward	20N	21W	34	160
182	ADL 725962	EMERALD 44	Seward	20N	21W	34	160
183	ADL 725963	EMERALD 45	Seward	19N	21W	3	160
184	ADL 725964	EMERALD 46	Seward	19N	21W	4	160
185	ADL 725965	EMERALD 47	Seward	20N	21W	33	160
186	ADL 725966	EMERALD 48	Seward	20N	21W	33	160
187	ADL 730362	Korbel 1	Seward	21N	20W	34	40
188	ADL 730363	Korbel 2	Seward	21N	20W	34	40
189	ADL 730364	Korbel 3	Seward	21N	20W	34	40
190	ADL 730365	Korbel 4	Seward	21N	20W	34	40
191	ADL 730366	Korbel 5	Seward	21N	20W	27	160
192	ADL 730367	Korbel 6	Seward	21N	20W	26	160
193	ADL 730368	Korbel 7	Seward	21N	20W	26	160
194	ADL 730369	Korbel 8	Seward	21W	20W	23	160
195	ADL 730370	Korbel 9	Seward	21N	20W	23	160
196	ADL 730371	Korbel 10	Seward	21N	20W	14	160
197	ADL 730372	Korbel 11	Seward	21N	20W	14	160
198	ADL 730373	Korbel 12	Seward	21N	20W	11	160
199	ADL 730374	Korbel 13	Seward	21N	20W	11	160
200	ADL 730375	Korbel 14	Seward	21N	20W	2	160
201	ADL 730376	Korbel 15	Seward	21N	20W	2	160
202	ADL 730377	Korbel 16	Seward	22N	20W	35	160
203	ADL 730378	Korbel 17	Seward	22N	20W	35	160
204	ADL 730379	Korbel 18	Seward	22N	20W	26	160
205	ADL 730380	Korbel 19	Seward	22N	20W	26	160

	ADL Number	Claim Name	Meridian	Township	Range	Section	Acreage
206	ADL 730381	Korbel 20	Seward	22N	20W	23	160
207	ADL 730382	Korbel 21	Seward	22N	20W	23	160
208	ADL 730383	Korbel 22	Seward	22N	20W	14	160
209	ADL 730384	Korbel 23	Seward	22N	20W	14	160
210	ADL 730385	Korbel 24	Seward	22N	20W	23	160
211	ADL 730386	Korbel 25	Seward	22N	20W	23	160
212	ADL 730387	Korbel 26	Seward	22N	20W	26	160
213	ADL 730388	Korbel 27	Seward	22N	20W	26	160
214	ADL 730389	Korbel 28	Seward	22N	20W	35	160
215	ADL 730390	Korbel 29	Seward	22N	20W	35	160
216	ADL 730391	Korbel 30	Seward	21N	20W	2	160
217	ADL 730392	Korbel 31	Seward	21N	20W	2	160
218	ADL 730393	Korbel 32	Seward	21N	20W	11	160
219	ADL 730394	Korbel 33	Seward	21N	20W	11	160
220	ADL 730395	Korbel 34	Seward	21N	20W	14	160
221	ADL 730396	Korbel 35	Seward	21N	20W	14	160
222	ADL 730397	Korbel 36	Seward	21N	20W	23	160
223	ADL 730398	Korbel 37	Seward	21N	20W	23	160
224	ADL 730399	Korbel 38	Seward	21N	20W	26	160
225	ADL 730400	Korbel 39	Seward	21N	20W	26	160
226	ADL 730401	Korbel 40	Seward	22N	20W	24	160
227	ADL 730402	Korbel 41	Seward	22N	20W	24	160
228	ADL 730403	Korbel 42	Seward	22N	20W	13	160
229	ADL 730404	Korbel 43	Seward	22N	20W	13	160
230	ADL 730405	Korbel 44	Seward	22N	20W	24	160
231	ADL 730406	Korbel 45	Seward	22N	20W	24	160
232	ADL 730407	Korbel 46	Seward	22N	19W	19	160
233	ADL 730408	Korbel 47	Seward	22N	19W	19	160
234	ADL 730409	Korbel 48	Seward	22N	19W	18	160
235	ADL 730410	Korbel 49	Seward	22N	19W	19	160
236	ADL 730411	Korbel 50	Seward	22N	19W	19	160
237	ADL 730412	Korbel 51	Seward	22N	19W	18	160
238	ADL 730413	Korbel 52	Seward	22N	19W	18	160
239	ADL 730414	Korbel 53	Seward	22N	19W	7	160

	ADL Number	Claim Name	Meridian	Township	Range	Section	Acreage
240	ADL 730415	Korbel 54	Seward	22N	19W	7	160
241	ADL 730416	Korbel 55	Seward	22N	19W	6	160
242	ADL 730417	Korbel 56	Seward	22N	20W	4	160
243	ADL 730418	Korbel 57	Seward	22N	20W	9	160
244	ADL 730419	Korbel 58	Seward	22N	20W	9	160
245	ADL 730420	Korbel 59	Seward	22N	20W	16	160
246	ADL 730421	Korbel 60	Seward	22N	20W	16	160
247	ADL 730422	Korbel 61	Seward	22N	20W	21	160
248	ADL 730423	Korbel 62	Seward	22N	20W	21	160
249	ADL 730424	Korbel 63	Seward	22N	20W	28	160
250	ADL 730425	Korbel 64	Seward	22N	20W	28	160
251	ADL 730426	Korbel 65	Seward	22N	20W	33	160
252	ADL 730427	Korbel 66	Seward	22N	20W	16	160
253	ADL 730428	Korbel 67	Seward	22N	20W	4	160
254	ADL 730429	Korbel 68	Seward	21N	20W	4	160
255	ADL 730430	Korbel 69	Seward	21N	20W	9	160
256	ADL 730431	Korbel 70	Seward	21N	20W	9	160
257	ADL 730432	Korbel 71	Seward	21N	20W	16	160
258	ADL 730433	Korbel 72	Seward	21N	20W	16	160
259	ADL 730434	Korbel 73	Seward	21N	20W	16	160
260	ADL 730435	Korbel 74	Seward	21N	20W	21	160
261	ADL 730436	Korbel 75	Seward	21N	20W	28	160
262	ADL 730437	Korbel 76	Seward	21N	20W	28	160
263	ADL 730438	Korbel 77	Seward	21N	20W	33	160
264	ADL 730439	Korbel 78	Seward	21N	20W	33	160
265	ADL 730440	Korbel 79	Seward	21N	20W	32	160
266	ADL 730441	Korbel 80	Seward	21N	20W	32	160
267	ADL 730442	Korbel 81	Seward	21N	20W	29	160
268	ADL 730443	Korbel 82	Seward	21N	20W	29	160
269	ADL 730444	Korbel 83	Seward	21N	20W	20	160
270	ADL 730445	Korbel 84	Seward	21N	20W	20	160
271	ADL 730446	Korbel 85	Seward	21N	20W	17	160
272	ADL 730447	Korbel 86	Seward	21N	20W	17	160
273	ADL 730448	Korbel 87	Seward	21N	20W	8	160

	ADL Number	Claim Name	Meridian	Township	Range	Section	Acreage
274	ADL 730449	Korbel 88	Seward	21N	20W	8	160
275	ADL 730450	Korbel 89	Seward	21N	20W	5	160
276	ADL 730451	Korbel 90	Seward	21N	20W	5	160
277	ADL 730452	Korbel 91	Seward	22N	20W	32	160
278	ADL 730453	Korbel 92	Seward	22N	20W	32	160
279	ADL 730454	Korbel 93	Seward	22N	20W	29	160
280	ADL 730455	Korbel 94	Seward	22N	20W	29	160
281	ADL 730456	Korbel 95	Seward	22N	20W	20	160
282	ADL 730457	Korbel 96	Seward	22N	20W	20	160
283	ADL 730458	Korbel 97	seward	22N	20W	17	160
284	ADL 730459	Korbel 98	Seward	22N	20W	17	160
285	ADL 730460	Korbel 99	Seward	22N	20W	8	160
286	ADL 730461	Korbel 100	Seward	22N	20W	8	160
287	ADL 730462	Korbel 101	Seward	22N	20W	5	160
288	ADL 730463	Korbel 102	Seward	22N	20W	5	160
289	ADL 730464	Korbel 103	Seward	22N	20W	8	160
290	ADL 730465	Korbel 104	Seward	22N	20W	8	160
291	ADL 730466	Korbel 105	Seward	22N	20W	17	160
292	ADL 730467	Korbel 106	Seward	22N	20W	17	160
293	ADL 730468	Korbel 107	Seward	22N	20W	20	160
294	ADL 730469	Korbel 108	Seward	22N	20W	20	160
295	ADL 730470	Korbel 109	Seward	22N	20W	29	160
296	ADL 730471	Korbel 110	Seward	22N	20W	29	160
297	ADL 730472	Korbel 111	Seward	22N	20W	32	160
298	ADL 730473	Korbel 112	Seward	22N	20W	32	160
299	ADL 730474	Korbel 113	Seward	21N	20W	5	160
300	ADL 730475	Korbel 114	Seward	21N	20W	5	160
301	ADL 730476	Korbel 115	Seward	21N	20W	8	160
302	ADL 730477	Korbel 116	Seward	21N	20W	8	160
303	ADL 730478	Korbel 117	Seward	21N	20W	17	160
304	ADL 730479	Korbel 118	Seward	21N	20W	17	160
305	ADL 730480	Korbel 119	Seward	21N	20W	20	160
306	ADL 730481	Korbel 120	Seward	21N	20W	20	160
307	ADL 730482	Korbel 121	Seward	21N	20W	21	160

	ADL Number	Claim Name	Meridian	Township	Range	Section	Acreage
308	ADL 730483	Korbel 122	Seward	21N	20W	29	160
309	ADL 730484	Korbel 123	Seward	21N	20W	32	160
310	ADL 730485	Korbel 124	Seward	21N	20W	32	160
311	ADL 730486	Korbel 125	seward	22N	20W	5	160
312	ADL 730487	Korbel 126	Seward	22N	20W	5	160
313	ADL 730488	Korbel 127	Seward	22N	20W	4	160
314	ADL 730489	Korbel 128	Seward	22N	20W	4	160
315	ADL 730490	Korbel 129	Seward	22N	20W	3	160
316	ADL 730491	Korbel 130	Seward	22N	20W	3	160
317	ADL 730492	Korbel 131	Seward	22N	20W	2	160
318	ADL 730493	Korbel 132	Seward	22N	20W	2	160
319	ADL 730494	Korbel 133	Seward	22N	20W	1	160
320	ADL 730495	Korbel 134	Seward	22N	20W	1	160
321	ADL 730496	Korbel 135	Seward	22N	19W	6	160
322	ADL 730497	Korbel 136	Seward	22N	19W	6	160
323	ADL 730498	Korbel 137	Seward	23N	20W	32	160
324	ADL 730499	Korbel 138	Seward	23N	20W	32	160
325	ADL 730500	Korbel 139	Seward	23N	20W	33	160
326	ADL 730501	Korbel 140	Seward	23N	20W	33	160
327	ADL 730502	Korbel 141	Seward	23N	20W	34	160
328	ADL 730503	Korbel 142	Seward	23N	20W	32	160
329	ADL 730504	Korbel 143	Seward	23N	20W	35	160
330	ADL 730505	Korbel 144	Seward	23N	20W	35	160
331	ADL 730506	Korbel 145	Seward	23N	20W	36	160
332	ADL 730507	Korbel 146	Seward	23N	20W	36	160
333	ADL 730508	Korbel 147	Seward	23N	19W	31	160
334	ADL 730509	Korbel 148	Seward	23N	19W	31	160
335	ADL 730510	Korbel 149	Seward	23N	20W	32	160
336	ADL 730511	Korbel 150	Seward	23N	20W	32	160
337	ADL 730512	Korbel 151	Seward	23N	20W	33	160
338	ADL 730513	Korbel 152	Seward	23N	20W	33	160
339	ADL 730514	Korbel 153	Seward	23N	20W	34	160
340	ADL 730515	Korbel 154	Seward	23N	20W	34	160
341	ADL 730516	Korbel 155	Seward	23N	20W	35	160

	ADL Number	Claim Name	Meridian	Township	Range	Section	Acreage
342	ADL 730517	Korbel 156	Seward	23N	20W	35	160
343	ADL 730518	Korbel 157	Seward	23N	20W	36	160
344	ADL 730519	Korbel 158	Seward	23N	20W	36	160
345	ADL 730520	Korbel 159	Seward	23N	19W	31	160
346	ADL 730521	Korbel 160	Seward	23N	19W	31	160
347	737162	STYX 1	Seward	20 N	21 W	3	737162
348	737163	STYX 2	Seward	20 N	21 W	3	737163
349	737164	STYX 3	Seward	20 N	21 W	10	737164
350	737165	STYX 4	Seward	20 N	21 W	10	737165
351	737166	STYX 5	Seward	20 N	21 W	15	737166
352	737167	STYX 6	Seward	20 N	21 W	15	737167
353	737168	STYX 7	Seward	20 N	21 W	22	737168
354	737169	STYX 8	Seward	20 N	21 W	22	737169
355	737170	STYX 9	Seward	20 N	21 W	27	737170
356	737171	STYX 10	Seward	20 N	21 W	27	737171
357	737172	STYX 11	Seward	20 N	21 W	3	737172
358	737173	STYX 12	Seward	20 N	21 W	3	737173
359	737174	STYX 13	Seward	20 N	21 W	10	737174
360	737175	STYX 14	Seward	20 N	21 W	10	737175
361	737176	STYX 15	Seward	20 N	21 W	15	737176
362	737177	STYX 16	Seward	20 N	21 W	15	737177
363	737178	STYX 17	Seward	20 N	21 W	22	737178
364	737179	STYX 18	Seward	20 N	21 W	22	737179
365	737180	STYX 19	Seward	20 N	21 W	27	737180
366	737181	STYX 20	Seward	20 N	21 W	27	737181
367	737182	STYX 21	Seward	20 N	21 W	4	737182
368	737183	STYX 22	Seward	20 N	21 W	4	737183
369	737184	STYX 23	Seward	20 N	21 W	9	737184
370	737185	STYX 24	Seward	20 N	21 W	9	737185
371	737186	STYX 25	Seward	20 N	21 W	16	737186
372	737187	STYX 26	Seward	20 N	21 W	16	737187
373	737188	STYX 27	Seward	20 N	21 W	21	737188
374	737189	STYX 28	Seward	20 N	21 W	21	737189
375	737190	STYX 29	Seward	20 N	21 W	28	737190

	ADL Number	Claim Name	Meridian	Township	Range	Section	Acreage
376	737191	STYX 30	Seward	20 N	21 W	28	737191
377	737192	STYX 31	Seward	20 N	21 W	4	737192
378	737193	STYX 32	Seward	20 N	21 W	4	737193
379	737194	STYX 33	Seward	20 N	21 W	9	737194
380	737195	STYX 34	Seward	20 N	21 W	9	737195
381	737196	STYX 35	Seward	20 N	21 W	16	737196
382	737197	STYX 36	Seward	20 N	21 W	16	737197
383	737198	STYX 37	Seward	20 N	21 W	21	737198
384	737199	STYX 38	Seward	20 N	21 W	21	737199
385	737200	STYX 39	Seward	20 N	21 W	28	737200
386	737201	STYX 40	Seward	20 N	21 W	28	737201
397	737202	STYX 41	Seward	23 N	20 W	31	737202
389	737203	STYX 42	Seward	23 N	20 W	31	737203
390	737204	STYX 43	Seward	22 N	20 W	6	737204
391	737205	STYX 44	Seward	22 N	20 W	6	737205
392	737206	STYX 45	Seward	22 N	20 W	7	737206
393	737207	STYX 46	Seward	22 N	20 W	7	737207
304	737208	STYX 47	Seward	22 N	20 W	18	737208
395	737209	STYX 48	Seward	22 N	20 W	18	737209
396	737210	STYX 49	Seward	22 N	20 W	19	737210
397	737211	STYX 50	Seward	22 N	20 W	19	737211
398	737212	STYX 51	Seward	22 N	20 W	30	737212
399	737213	STYX 52	Seward	22 N	20 W	30	737213
340	737214	STYX 53	Seward	22 N	20 W	31	737214
341	737215	STYX 54	Seward	22 N	20 W	31	737215
342	737216	STYX 55	Seward	21 N	20 W	6	737216
343	737217	STYX 56	Seward	21 N	20 W	6	737217
344	737218	STYX 57	Seward	21 N	20 W	7	737218
345	737219	STYX 58	Seward	21 N	20 W	7	737219
346	737220	STYX 59	Seward	21 N	20 W	18	737220
347	737221	STYX 60	Seward	21 N	20 W	18	737221
348	737222	STYX 61	Seward	21 N	20 W	19	737222
349	737223	STYX 62	Seward	21 N	20 W	19	737223
350	737224	STYX 63	Seward	21 N	20 W	30	737224

	ADL Number	Claim Name	Meridian	Township	Range	Section	Acreage
351	737225	STYX 64	Seward	21 N	20 W	30	737225
352	737226	STYX 65	Seward	21 N	20 W	31	737226
353	737227	STYX 66	Seward	21 N	20 W	31	737227
354	737228	STYX 67	Seward	23 N	20 W	31	737228
355	737229	STYX 68	Seward	23 N	20 W	31	737229
356	737230	STYX 69	Seward	22 N	20 W	6	737230
357	737231	STYX 70	Seward	22 N	20 W	6	737231
358	737232	STYX 71	Seward	22 N	20 W	7	737232
359	737233	STYX 72	Seward	22 N	20 W	7	737233
360	737234	STYX 73	Seward	22 N	20 W	18	737234
361	737235	STYX 74	Seward	22 N	20 W	18	737235
362	737236	STYX 75	Seward	22 N	20 W	19	737236
363	737237	STYX 76	Seward	22 N	20 W	19	737237
364	737238	STYX 77	Seward	22 N	20 W	30	737238
365	737239	STYX 78	Seward	22 N	20 W	30	737239
366	737240	STYX 79	Seward	22 N	20 W	31	737240
367	737241	STYX 80	Seward	22 N	20 W	31	737241
368	737242	STYX 81	Seward	21 N	20 W	6	737242
369	737243	STYX 82	Seward	21 N	20 W	6	737243
370	737244	STYX 83	Seward	21 N	20 W	7	737244
371	737245	STYX 84	Seward	21 N	20 W	7	737245
372	737246	STYX 85	Seward	21 N	20 W	18	737246
373	737247	STYX 86	Seward	21 N	20 W	18	737247
374	737248	STYX 87	Seward	21 N	20 W	19	737248
375	737249	STYX 88	Seward	21 N	20 W	19	737249
376	737250	STYX 89	Seward	21 N	20 W	30	737250
377	737251	STYX 90	Seward	21 N	20 W	30	737251
378	737252	STYX 91	Seward	21 N	20 W	31	737252
379	737253	STYX 92	Seward	21 N	20 W	31	737253
380	737254	STYX 93	Seward	23 N	21 W	36	737254
381	737255	STYX 94	Seward	23 N	21 W	36	737255
382	737256	STYX 95	Seward	22 N	21 W	1	737256
383	737257	STYX 96	Seward	22 N	21 W	1	737257
384	737258	STYX 97	Seward	22 N	21 W	12	737258

	ADL Number	Claim Name	Meridian	Township	Range	Section	Acreage
385	737259	STYX 98	Seward	22 N	21 W	12	737259
386	737260	STYX 99	Seward	22 N	21 W	13	737260
387	737261	STYX 100	Seward	22 N	21 W	13	737261
388	737262	STYX 101	Seward	22 N	21 W	24	737262
389	737263	STYX 102	Seward	22 N	21 W	24	737263
390	737264	STYX 103	Seward	22 N	21 W	25	737264
391	737265	STYX 104	Seward	22 N	21 W	25	737265
392	737266	STYX 105	Seward	22 N	21 W	36	737266
393	737267	STYX 106	Seward	22 N	21 W	36	737267
394	737268	STYX 107	Seward	21 N	21 W	1	737268
395	737269	STYX 108	Seward	21 N	21 W	1	737269
396	737270	STYX 109	Seward	21 N	21 W	12	737270
397	737271	STYX 110	Seward	21 N	21 W	12	737271
398	737272	STYX 111	Seward	21 N	21 W	13	737272
399	737273	STYX 112	Seward	21 N	21 W	13	737273
400	737274	STYX 113	Seward	21 N	21 W	24	737274
401	737275	STYX 114	Seward	21 N	21 W	24	737275
402	737276	STYX 115	Seward	21 N	21 W	25	737276
403	737277	STYX 116	Seward	21 N	21 W	25	737277
404	737278	STYX 117	Seward	21 N	21 W	36	737278
405	737279	STYX 118	Seward	21 N	21 W	36	737279
406	737280	STYX 119	Seward	23 N	21 W	36	737280
407	737281	STYX 120	Seward	23 N	21 W	36	737281
408	737282	STYX 121	Seward	22 N	21 W	1	737282
409	737283	STYX 122	Seward	22 N	21 W	1	737283
410	737284	STYX 123	Seward	22 N	21 W	12	737284
411	737285	STYX 124	Seward	22 N	21 W	12	737285
412	737286	STYX 125	Seward	22 N	21 W	13	737286
413	737287	STYX 126	Seward	22 N	21 W	13	737287
414	737288	STYX 127	Seward	22 N	21 W	24	737288
415	737289	STYX 128	Seward	22 N	21 W	24	737289
416	737290	STYX 129	Seward	22 N	21 W	25	737290
417	737291	STYX 130	Seward	22 N	21 W	25	737291
418	737292	STYX 131	Seward	22 N	21 W	36	737292

	ADL Number	Claim Name	Meridian	Township	Range	Section	Acreage
419	737293	STYX 132	Seward	22 N	21 W	36	737293
420	737294	STYX 133	Seward	21 N	21 W	1	737294
421	737295	STYX 134	Seward	21 N	21 W	1	737295
422	737296	STYX 135	Seward	21 N	21 W	12	737296
423	737297	STYX 136	Seward	21 N	21 W	12	737297
424	737298	STYX 137	Seward	21 N	21 W	13	737298
425	737299	STYX 138	Seward	21 N	21 W	13	737299
426	737300	STYX 139	Seward	21 N	21 W	24	737300
427	737301	STYX 140	Seward	21 N	21 W	24	737301
428	737302	STYX 141	Seward	21 N	21 W	25	737302
429	737303	STYX 142	Seward	21 N	21 W	25	737303
430	737304	STYX 143	Seward	21 N	21 W	36	737304
431	737305	STYX 144	Seward	21 N	21 W	36	737305
432	737306	STYX 145	Seward	23 N	21 W	35	737306
433	737307	STYX 146	Seward	23 N	21 W	35	737307
434	737308	STYX 147	Seward	22 N	21 W	2	737308
435	737309	STYX 148	Seward	22 N	21 W	2	737309
436	737310	STYX 149	Seward	22 N	21 W	11	737310
437	737311	STYX 150	Seward	22 N	21 W	11	737311
438	737312	STYX 151	Seward	22 N	21 W	14	737312
439	737313	STYX 152	Seward	22 N	21 W	14	737313
440	737314	STYX 153	Seward	22 N	21 W	23	737314
441	737315	STYX 154	Seward	22 N	21 W	23	737315
442	737316	STYX 155	Seward	22 N	21 W	26	737316
443	737317	STYX 156	Seward	22 N	21 W	26	737317
444	737318	STYX 157	Seward	22 N	21 W	35	737318
445	737319	STYX 158	Seward	22 N	21 W	35	737319
446	737320	STYX 159	Seward	21 N	21 W	2	737320
447	737321	STYX 160	Seward	21 N	21 W	2	737321
448	737322	STYX 161	Seward	21 N	21 W	11	737322
449	737323	STYX 162	Seward	21 N	21 W	11	737323
450	737324	STYX 163	Seward	21 N	21 W	14	737324
451	737325	STYX 164	Seward	21 N	21 W	14	737325
452	737326	STYX 165	Seward	21 N	21 W	23	737326

	ADL Number	Claim Name	Meridian	Township	Range	Section	Acreage
453	737327	STYX 166	Seward	21 N	21 W	23	737327
454	737328	STYX 167	Seward	21 N	21 W	26	737328
455	737329	STYX 168	Seward	21 N	21 W	26	737329
456	737330	STYX 169	Seward	21 N	21 W	35	737330
457	737331	STYX 170	Seward	21 N	21 W	35	737331
458	737332	STYX 171	Seward	23 N	21 W	35	737332
459	737333	STYX 172	Seward	23 N	21 W	35	737333
460	737334	STYX 173	Seward	22 N	21 W	2	737334
461	737335	STYX 174	Seward	22 N	21 W	2	737335
462	737336	STYX 175	Seward	22 N	21 W	11	737336
463	737337	STYX 176	Seward	22 N	21 W	11	737337
464	737338	STYX 177	Seward	22 N	21 W	14	737338
465	737339	STYX 178	Seward	22 N	21 W	14	737339
466	737340	STYX 179	Seward	22 N	21 W	23	737340
467	737341	STYX 180	Seward	22 N	21 W	23	737341
468	737342	STYX 181	Seward	22 N	21 W	26	737342
469	737343	STYX 182	Seward	22 N	21 W	26	737343
470	737344	STYX 183	Seward	22 N	21 W	35	737344
471	737345	STYX 184	Seward	22 N	21 W	35	737345
472	737346	STYX 185	Seward	21 N	21 W	2	737346
473	737347	STYX 186	Seward	21 N	21 W	2	737347
474	737348	STYX 187	Seward	21 N	21 W	11	737348
475	737349	STYX 188	Seward	21 N	21 W	11	737349
476	737350	STYX 189	Seward	21 N	21 W	14	737350
477	737351	STYX 190	Seward	21 N	21 W	14	737351
478	737352	STYX 191	Seward	21 N	21 W	23	737352
479	737353	STYX 192	Seward	21 N	21 W	23	737353
480	737354	STYX 193	Seward	21 N	21 W	26	737354
481	737355	STYX 194	Seward	21 N	21 W	26	737355
482	737356	STYX 195	Seward	21 N	21 W	35	737356
483	737357	STYX 196	Seward	21 N	21 W	35	737357

Signature page to the Loan Agreement

Executed

Borrower

Executed in by Nova Minerals Limited:

Director Signature	Director/Secretary- Signature

Louie Simens	Craig Bentley
Print Name	Print Name

Lender

Executed by Nebari Gold Fund 1, LP in the presence of:

Signature of Witness	Signature of Authorised Signatory

Name of Witness	Name of Authorised Signatory

Nova Minerals – NGF1 Loan Agreement

Signature page to the Loan Agreement

Executed

Borrower

Executed in by Nova Minerals Limited:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Lender

Executed by Nebari Gold Fund 1, LP in the presence of:

Signature of Witness	Signature of Authorised Signatory

Nora R. Pincus	Daniel Freuman
Name of Witness	Name of Authorised Signatory

-74-